Exhibit 10.2

Execution Version

AMENDMENT NO. 1 TO REVOLVING CREDIT AGREEMENT

This AMENDMENT NO. 1 TO REVOLVING CREDIT AGREEMENT (this “Amendment”) is entered into as of February 3, 2026 among (i) THE COOPER COMPANIES, INC., a Delaware corporation (the “Company”) and COOPERVISION INTERNATIONAL LIMITED, a private limited company registered in England and Wales with company registration number 12210296 (“Cooper UK”; and together with the Company, the “Borrowers”), (ii) the Lenders (as defined below) executing signature pages hereto and (iii) PNC BANK, NATIONAL ASSOCIATION, as the administrative agent (the “Administrative Agent”).

RECITALS:

A. WHEREAS, the Borrowers, the Administrative Agent and the lenders party thereto (each, a “Lender” and collectively, the “Lenders”) are parties to the Revolving Credit Agreement, dated as of May 1, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Revolving Credit Agreement”; and the Revolving Credit Agreement as amended by this Amendment, the “Amended Revolving Credit Agreement”); and

B. WHEREAS, the Borrowers, the Administrative Agent and the Lenders party hereto, which constitute all Lenders, desire to amend the Revolving Credit Agreement to modify certain provisions thereof.

AGREEMENT:

In consideration of the premises and mutual covenants herein and for other valuable consideration, the Borrowers, the Administrative Agent and the Lenders party hereto agree as follows:

Section 1. Definitions. Unless otherwise defined herein, each capitalized term used in this Amendment and not defined herein shall be defined in accordance with the Amended Revolving Credit Agreement.

Section 2. Amendments. Subject to the satisfaction of the conditions set forth in Section 3 of this Amendment, as of the Amendment No. 1 Effective Date:

(a) The Revolving Credit Agreement is hereby amended by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), and adding the double underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Amended Revolving Credit Agreement attached hereto as Annex I; and

(b) Each of Schedules 6.03 and 6.04 to the Revolving Credit Agreement is hereby restated in its entirety as set forth on Annex II hereto.

Section 3. Effectiveness of Amendment. Each of the modifications set forth in the Amended Revolving Credit Agreement shall be effective on the date upon which each of the following conditions precedent has been satisfied (the “Amendment No. 1 Effective Date”):

(a) This Amendment shall have been executed by each Borrower, each Subsidiary Guarantor, Lenders constituting all Lenders, and the Administrative Agent.

(b) The Administrative Agent shall have received an executed copy of an amendment to the Existing Term Loan Agreement (as defined in the Amended Revolving Credit Agreement), including any related documentation, in form and substance reasonably acceptable to the Administrative Agent.

(c) The Administrative Agent shall have received all reasonable out-of-pocket expenses incurred by the Administrative Agent (including the reasonable fees, charges and disbursements of its outside counsel, to the extent invoiced at least one Business Day prior to the Amendment No. 1 Effective Date) in connection with the preparation, negotiation and effectiveness of this Amendment and the other documents being executed or delivered in connection herewith.

Section 4. Representations and Warranties. Each Borrower and each Subsidiary Guarantor, by signing below, hereby represents and warrants to the Administrative Agent and the Lenders that:

(a) each Borrower and each Subsidiary Guarantor has the legal power and authority to execute and deliver this Amendment;

(b) the officers executing this Amendment on behalf of each Borrower and each Subsidiary Guarantor have been duly authorized to execute and deliver the same and bind such Borrower or such Subsidiary Guarantor with respect to the provisions hereof;

(c) this Amendment constitutes the legal, valid and binding agreement and obligation of each Borrower and each Subsidiary Guarantor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); and

(d) each of the representations and warranties set forth in Article III of the Amended Revolving Credit Agreement is true and correct in all material respects (or in all respects if such representation or warranty is qualified by Material Adverse Effect or other materiality qualifier) as of the Amendment No. 1 Effective Date, except to the extent that any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty was true and correct in all material respects as of the date when made.

Section 5. Revolving Credit Agreement Unaffected. Each reference to the Revolving Credit Agreement in any Loan Document shall hereafter be construed as a reference to the Amended Revolving Credit Agreement. Except as otherwise specifically provided herein, all provisions of the Revolving Credit Agreement shall remain in full force and effect and be unaffected hereby. This Amendment shall be a Loan Document.

Section 6. Subsidiary Guarantor Acknowledgment. Each Subsidiary Guarantor, by signing this Amendment:

(a) consents and agrees to and acknowledges the terms of this Amendment;

(b) acknowledges and agrees that all of the Loan Documents to which such Subsidiary Guarantor is a party or is otherwise bound shall continue in full force and effect and that all of such Subsidiary Guarantor’s obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment; and

(c) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Subsidiary Guarantor is not required by the terms of the Revolving Credit Agreement or any other Loan Document to which such Subsidiary Guarantor is a party to consent to the amendments to the Revolving Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Revolving Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Subsidiary Guarantor to any future amendments or modifications to the Revolving Credit Agreement.

Section 7. Entire Agreement. This Amendment, together with the Revolving Credit Agreement and the other Loan Documents, integrates all the terms and conditions mentioned herein or incidental hereto and supersedes all oral representations and negotiations and prior writings with respect to the subject matter hereof.

Section 8. Counterparts; Electronic Execution. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9. Governing Law. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK GOVERNS THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

Section 10. Jurisdiction. EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AMENDMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS AGAINST EACH BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

Section 11. JURY TRIAL WAIVER. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

[Signature pages follow.]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

THE COOPER COMPANIES, INC.,
as a Borrower

By:	/s/ Brian G. Andrews
Name:	Brian G. Andrews
Title:	Executive Vice President, Chief Financial Officer & Treasurer

COOPERVISION INTERNATIONAL LIMITED, as a Borrower

By:	/s/ Brian G. Andrews
Name:	Brian G. Andrews
Title:	Director

[Signature Page – Amendment No. 1]

Each of the undersigned Subsidiary Guarantors acknowledges the terms of and consents to the foregoing:

COOPERVISION, INC.

By:	/s/ Brian G. Andrews
	Name:	Brian G. Andrews
	Title:	Executive Vice President & Treasurer

COOPERSURGICAL, INC.

By:	/s/ Brian G. Andrews
	Name:	Brian G. Andrews
	Title:	Executive Vice President & Treasurer

[Signature Page – Amendment No. 1]

PNC BANK, NATIONAL ASSOCIATION,
as the Administrative Agent and as a Lender

By:	/s/ Kathryn McAndrew
Name:	Kathryn McAndrew
Title:	Vice President

[Signature Page – Amendment No. 1]

CITIZENS BANK, N.A.,
as a Lender

By:	/s/ Mark Guyeski
Name:	Mark Guyeski
Title:	Senior Vice President

[Signature Page – Amendment No. 1]

DNB CAPITAL LLC,
as a Lender

By:	/s/ Kristie Li
Name:	Kristie Li
Title:	Senior Vice President

By:	/s/ Bret Douglas
Name:	Bret Douglas
Title:	Senior Vice President

[Signature Page – Amendment No. 1]

KeyBank National Association
as a Lender

By:	/s/ Marianne T. Meil
Name:	Marianne T. Meil
Title:	Sr. Vice President

[Signature Page – Amendment No. 1]

MIZUHO BANK, LTD.,
as a Lender

By:	/s/ Tracy Rahn
Name:	Tracy Rahn
Title:	Managing Director

[Signature Page – Amendment No. 1]

THE TORONTO-DOMINION BANK, NEW YORK BRANCH,
as a Lender

By:	/s/ Mike Tkach
Name:	Mike Tkach
Title:	Authorized Signatory

[Signature Page – Amendment No. 1]

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Jimmy Ko
Name:	Jimmy Ko
Title:	Senior Vice President

[Signature Page – Amendment No. 1]

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as a Lender

By:	/s/ Brian Crowley
Name:	Brian Crowley
Title:	Managing Director

By:	/s/ Armen Semizian
Name:	Armen Semizian
Title:	Managing Director

[Signature Page – Amendment No. 1]

CITIBANK, N.A.,
as a Lender

By:	/s/ Richard Rivera
Name:	Richard Rivera
Title:	Vice President

[Signature Page – Amendment No. 1]

MANUFACTURERS AND TRADERS TRUST COMPANY,
as a Lender

By:	/s/ Darci Buchanan
Name:	Darci Buchanan
Title:	Director

[Signature Page – Amendment No. 1]

THE BANK OF NOVA SCOTIA,
as a Lender

By:	/s/ Robb Gass
Name:	Robb Gass
Title:	Managing Director

[Signature Page – Amendment No. 1]

Annex I

Amended Revolving Credit Agreement

[See attached.]

Execution Version

AS AMENDED BY AMENDMENT NO. 1, DATED AS OF FEBRUARY 3, 2026

Published CUSIP Number:   21664UAW6

Revolving Credit CUSIP Number:   21664UAX4

REVOLVING CREDIT AGREEMENT

dated as of

May 1, 2024

among

THE COOPER COMPANIES, INC.

and

COOPERVISION INTERNATIONAL LIMITED,

as Borrowers,

THE LENDERS NAMED HEREIN,

as Lenders,

PNC BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

CITIZENS BANK, N.A., DNB ~~MARKETS~~CARNEGIE, ~~INC~~INC., KEYBANK NATIONAL ASSOCIATION, MIZUHO BANK, LTD., AND ~~TD~~THE TORONTO-DOMINION BANK, ~~N.A.~~NEW YORK BRANCH,

as Syndication Agents,

BANK OF AMERICA, N.A., BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, CITIBANK, N.A., MANUFACTURERS AND TRADERS TRUST COMPANY, AND THE BANK OF NOVA SCOTIA,

as Documentation Agents,

and

PNC CAPITAL MARKETS LLC

and

CITIZENS BANK, N.A., DNB ~~MARKETS~~CARNEGIE, INC., KEYBANC CAPITAL MARKETS INC., MIZUHO BANK, LTD., TD SECURITIES (USA) LLC, BANK OF AMERICA, N.A., BBVA SECURITIES INC., CITIBANK, N.A., MANUFACTURERS AND TRADERS TRUST COMPANY, AND THE BANK OF NOVA SCOTIA,

as Joint Bookrunners and Joint Lead Arrangers

$2,300,000,000 Revolving Facility

Page

Article I Definitions		1

Section 1.01	Defined Terms	1

Section 1.02	Classification of Loans and Borrowings	34

Section 1.03	Terms Generally	34

Section 1.04	Accounting Terms; GAAP	~~34~~35

Section 1.05	Currency Equivalents	~~34~~35

Section 1.06	Rates	~~35~~36

Section 1.07	Divisions	~~35~~36

Article II The Credits		36

Section 2.01	Commitments	36

Section 2.02	Loans and Borrowings	~~36~~37

Section 2.03	Requests for Borrowings	~~36~~37

Section 2.04	Incremental Facilities	~~37~~38

Section 2.05	Swingline Loans	~~39~~40

Section 2.06	Letters of Credit	~~40~~41

Section 2.07	Funding of Borrowings	~~44~~45

Section 2.08	Interest Elections	~~45~~46

Section 2.09	Termination and Reduction of Commitments	~~46~~47

Section 2.10	Repayment of Loans; Evidence of Debt	~~46~~47

Section 2.11	Prepayment of Loans	~~47~~48

Section 2.12	Fees	~~48~~49

Section 2.13	Interest	~~48~~49

Section 2.14	[Reserved]	~~49~~50

Section 2.15	Increased Costs	~~49~~50

Section 2.16	Break Funding Payments	~~50~~51

Section 2.17	Payments Free of Taxes	~~51~~52

Section 2.18	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~57~~58

Section 2.19	Mitigation Obligations; Replacement of Lenders	~~58~~59

Section 2.20	Defaulting Lenders	~~59~~60

Section 2.21	Designation of Additional Revolving Borrowers	~~61~~62

Section 2.22	Extension of Maturity Dates	63

Section 2.23	Benchmark Replacement Setting	~~64~~65

i

(continued)

Page

Article III Representations and Warranties		~~73~~74

Section 3.01	Organization; Powers	~~73~~74

Section 3.02	Authorization; Enforceability	~~73~~74

Section 3.03	Governmental Approvals; No Conflicts	~~73~~74

Section 3.04	Financial Condition; No Material Adverse Change	~~73~~74

Section 3.05	Properties	~~74~~74

Section 3.06	Litigation and Environmental Matters	~~74~~75

Section 3.07	Compliance with Laws and Agreements	~~74~~75

Section 3.08	Investment Company Status	~~74~~75

Section 3.09	Taxes	~~74~~75

Section 3.10	ERISA	~~74~~75

Section 3.11	Disclosure	~~75~~76

Section 3.12	Sanctions Laws and Regulations; Anti-Corruption Laws; PATRIOT Act	~~75~~76

Section 3.13	Federal Reserve Board Regulations	~~75~~76

Section 3.14	Subsidiaries	~~76~~76

Section 3.15	Solvency	~~76~~76

Article IV Conditions		~~76~~77

Section 4.01	Closing Date	~~76~~77

Section 4.02	Each Credit Event	~~78~~78

Article V Affirmative Covenants		~~78~~79

Section 5.01	Financial Statements; Ratings Change and Other Information	~~78~~79

Section 5.02	Notices of Material Events	~~79~~80

Section 5.03	Existence; Conduct of Business	~~80~~80

Section 5.04	Payment of Obligations	~~80~~80

Section 5.05	Maintenance of Properties; Insurance	~~80~~81

Section 5.06	Books and Records; Inspection Rights	~~80~~81

Section 5.07	Compliance with Laws	~~80~~81

Section 5.08	Use of Proceeds and Letters of Credit	~~81~~81

Section 5.09	Additional Subsidiary Guarantors	~~81~~82

Article VI Negative Covenants		~~81~~82

Section 6.01	Changes in Business	~~81~~82

Section 6.02	Consolidation, Merger, Asset Sales, etc	~~81~~82

(continued)

Page

Section 6.03	Liens	~~82~~83

Section 6.04	Indebtedness of Non-Loan Party Subsidiaries	~~83~~84

Section 6.05	[Reserved]	~~85~~85

Section 6.06	Financial Covenants	~~85~~85

Section 6.07	[Reserved]	~~85~~86

Section 6.08	Transactions with Affiliates	~~85~~86

Section 6.09	Sanctions Laws and Regulations	~~85~~86

Article VII Events of Default		~~86~~86

Section 7.01	Events of Default	~~86~~86

Section 7.02	Distribution of Payments after Default	~~88~~88

Article VIII The Administrative Agent		~~88~~89

Section 8.01	The Administrative Agent	~~88~~89

Section 8.02	Erroneous Payments	~~90~~91

Section 8.03	Certain ERISA Matters	~~91~~92

Article IX Guaranty		~~92~~93

Section 9.01	Guaranty by the Company	~~92~~93

Section 9.02	Guaranty Unconditional	~~93~~94

Section 9.03	Waivers	~~94~~94

Section 9.04	Company Obligations to Remain in Effect; Restoration	~~94~~95

Section 9.05	Waiver of Acceptance, etc.	~~94~~95

Section 9.06	Subrogation	~~94~~95

Section 9.07	Effect of Stay	~~94~~95

Section 9.08	Keepwell	~~95~~95

Article X Miscellaneous		~~95~~96

Section 10.01	Notices	~~95~~96

Section 10.02	Waivers; Amendments	~~97~~97

Section 10.03	Expenses; Indemnity; Damage Waiver	~~98~~98

Section 10.04	Successors and Assigns	~~99~~100

Section 10.05	Survival	~~102~~103

Section 10.06	Counterparts; Integration; Effectiveness; Electronic Execution	~~102~~103

Section 10.07	Severability	~~103~~103

Section 10.08	Right of Setoff	~~103~~104

(continued)

Page

Section 10.09	Governing Law; Jurisdiction; Consent to Service of Process	~~103~~104

Section 10.10	WAIVER OF JURY TRIAL	~~104~~104

Section 10.11	Headings	~~104~~105

Section 10.12	Confidentiality	~~104~~105

Section 10.13	Material Non-Public Information	~~104~~105

Section 10.14	Interest Rate Limitation	~~105~~106

Section 10.15	Judgment Currency	~~105~~106

Section 10.16	USA PATRIOT Act	~~106~~106

Section 10.17	No Advisory or Fiduciary Responsibility	~~106~~106

Section 10.18	Several Liability of Certain Borrowers	~~106~~107

Section 10.19	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	~~106~~107

Section 10.20	Acknowledgement Regarding Any Supported QFCs	~~107~~108

Section 10.21	Electronic Execution of Assignments and Certain Other Documents	~~108~~109

SCHEDULES:

Schedule 1.01(a)	Lenders and Commitments
Schedule 1.01(b)	Subsidiary Guarantors
Schedule 1.01(c)	Existing Hedge Agreements
Schedule 1.01(d)	Existing Letters of Credit
Schedule 3.14	Subsidiaries
Schedule 6.03	Existing Liens
Schedule 6.04	Existing Indebtedness

EXHIBITS:

Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of Compliance Certificate
Exhibit C-1	U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit C-2	U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit C-3	U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit C-4	U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit D-1	Form of Revolving Loan Note
Exhibit D-2	Form of Swingline Loan Note
Exhibit E	Form of Borrowing Request

This REVOLVING CREDIT AGREEMENT is entered into as of May 1, 2024 among THE COOPER COMPANIES, INC., a Delaware corporation (the “Company”), COOPERVISION INTERNATIONAL LIMITED, a private limited company registered in England and Wales with company registration number 12210296 (“Cooper UK”), the Lenders from time to time party hereto, each of the Syndication Agents, each of the Documentation Agents, and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent (each, as defined below).

The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms . As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (i) the acquisition of all or substantially all of the assets of any Person, or any business line or unit or division of any Person, or (ii) the acquisition or ownership of in excess of 50% of the Equity Interests of any Person, in each case whether by purchase, merger, consolidation, amalgamation or any other combination with such Person.

“Additional Commitment Lender” has the meaning assigned to such term in Section 2.22(d).

“Additional Credit Extension Amendment” means an amendment to this Agreement providing for any Incremental Revolving Commitments and/or Incremental Term Loans which shall be consistent with the applicable provisions of this Agreement relating to Incremental Revolving Commitments and/or Incremental Term Loans and otherwise reasonably satisfactory to the Administrative Agent, the Company and the Revolving Borrowers.

“Additional Revolving Borrower” means any Revolving Borrower that becomes a Borrower hereunder after the Closing Date pursuant to Section 2.21 hereof.

“Additional Revolving Borrower Joinder Agreement” means a joinder to this Agreement executed pursuant to Section 2.21 hereof in a form reasonably acceptable to the Administrative Agent and executed by the Administrative Agent, the Company and the Additional Revolving Borrower(s) becoming a party to this Agreement.

~~“Adjusted Foreign Currency Rate” means:~~

~~(a) with respect to any Foreign Currency Loan denominated in Canadian Dollars, a rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Term RFR for Canadian Dollars as determined for each applicable Interest Period plus the Term RFR Adjustment;~~

~~(b) with respect to any Foreign Currency Loan denominated in any RFR Currency, a fluctuating rate per annum (computed (x) in the case of Foreign Currency Loans denominated in Swiss Francs, on the basis of a year of 360 days and actual days elapsed and (y) in the case of Foreign Currency Loans denominated in Sterling or Yen, on the basis of a year of 365 days and actual days elapsed) equal to the Daily Simple RFR for such RFR Currency plus the RFR Adjustment, such interest rate to change automatically from time to time effective as of the effective date of each change in the applicable Daily Simple RFR;~~

~~(c) with respect to any Foreign Currency Loan denominated in Euros, a rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to EURIBOR for the applicable Interest Period; and~~

~~(d) with respect to each Interest Period for any other Foreign Currency Loan, (i) the rate per annum equal to the offered rate appearing on the applicable electronic page of Reuters (or on the appropriate page of any successor to or substitute for such service, or, if such rate is not available, on the appropriate page of any generally recognized financial information service, as selected by the Administrative Agent from time to time) that displays an average ICE Benchmark Administration Limited (or any successor thereto) Interest Settlement Rate at approximately 11:00 A.M. (London time) two Business Days prior to the commencement of such Interest Period for deposits in the applicable Designated Foreign Currency with a maturity comparable to such Interest Period, divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, however, that, in the event that the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the interest rate per annum, as determined by the Administrative Agent, to be the average of the rates per annum at which deposits in an amount equal to the amount of such Foreign Currency Loan in the applicable Designated Foreign Currency are offered to major banks in the London interbank market at approximately 11:00 A.M. (London time), two Business Days prior to the commencement of such Interest Period, for contracts that would be entered into at the commencement of such Interest Period for the same duration as such Interest Period;~~

~~provided further that in no event will the Adjusted Foreign Currency Rate be less than 0%.~~

~~“Adjusted Term SOFR” means for any Interest Period with respect to a Term SOFR Loan, a rate per annum equal to the sum of (a) Term SOFR for such Interest Period and (b) the SOFR Index Adjustment; provided, however, that, if Adjusted Term SOFR as determined above would be less than 0%, Adjusted Term SOFR shall be deemed to be 0%.~~

“Administrative Agent” means PNC Bank, National Association, in its capacity as administrative agent for the Lenders hereunder, and any successor thereto appointed pursuant to Article VIII.

“Administrative Agent Fee Letter” means the Fee Letter, dated as of January 17, 2024, among the Company, the Administrative Agent and PNC Capital Markets LLC.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Currency” means each of Euros, Sterling, Swiss Francs, Yen and Canadian Dollars.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Party” has the meaning assigned to such term in Section 10.01(d).

“Agreement” means this Revolving Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1⁄2 of 1% and (c) ~~Adjusted~~ Term SOFR for a one month Interest Period in effect on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or ~~Adjusted~~ Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or ~~Adjusted~~ Term SOFR, respectively.

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other applicable Law relating to anti-bribery or anti-corruption.

“Anti-Money Laundering Laws” means any ~~law~~Law in force or hereinafter enacted related to terrorism or money laundering, including, without limitation, (a) the Bank Secrecy Act, 31 U.S.C. § 5311 et seq., the Anti-Money Laundering Act of 2020, and the USA PATRIOT Act, and (b) the U.K. Proceeds of Crime Act 2002 and the Money Laundering Regulations 2017, as amended.

“Applicable Maturity Date” has the meaning assigned to such term in Section 2.22(a).

“Applicable Rate” means, as of any date of determination:

(i) on the Closing Date and thereafter until changed in accordance with the provisions set forth in this definition, the applicable rate per annum applicable to Level III in the table set forth below; and

(ii) commencing on the date on which a Compliance Certificate is delivered with respect to the fiscal quarter ending July 31, 2024 (or, if earlier, upon the Company obtaining a Debt Rating and electing to determine the Applicable Rate on the basis of such Debt Rating as set forth below) and continuing with each fiscal quarter thereafter, the applicable rate per annum determined, at the Company’s option, based on the numerically lower of (1) the Level corresponding to the Total Leverage Ratio and (2) upon the Company obtaining a Debt Rating, the Level corresponding to the Debt Ratings of the Company, in each case as set forth below:

Ratio Level	Total Leverage Ratio	Debt Rating	Term SOFR – Applicable Rate	Foreign Currency – Applicable Rate	ABR – Applicable Rate
Level I	Less than 1.50 to 1.00	A- / A3	0.875%	0.875%	0.000%
Level II	Greater than or equal to 1.50 to 1.00, but less than 2.00 to 1.00	BBB+ / Baa1	1.000%	1.000%	0.000%
Level III	Greater than or equal to 2.00 to 1.00, but less than 2.50 to 1.00	BBB / Baa2	1.125%	1.125%	0.125%
Level IV	Greater than or equal to 2.50 to 1.00, but less than 3.00 to 1.00	BBB- / Baa3	1.375%	1.375%	0.375%
Level V	Greater than or equal to 3.00 to 1.00	BB+ / Ba1	1.500%	1.500%	0.500%

To the extent that the Applicable Rate is determined by reference to the Total Leverage Ratio, any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 5.01(c); provided, however, that, if such Compliance Certificate is not delivered when due in accordance with Section 5.01(c), then the Applicable Rate shall be the percentage that would apply to Level V above and it shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the date on which such Compliance Certificate is delivered (on which date the Applicable Rate shall be set at the margin based upon the calculations in such Compliance Certificate).

If at any time the financial statements upon which the Applicable Rate was determined were incorrect (whether based on a restatement, fraud or otherwise) and as a result thereof, the Total Leverage Ratio was determined incorrectly for any period, the applicable Borrower shall be required to retroactively pay any additional amount that such Borrower would have been required to pay if such financial statements had been accurate at the time they were delivered (or, to the extent that any Borrower paid any amounts in excess of the amounts such Borrower should have paid, then the Lenders shall credit such over-payment to the Indebtedness owing by the applicable Borrower to each such Lender).

If a Debt Rating is issued by more than one of S&P, Moody’s and/or Fitch and such Debt Ratings differ, then (A) where there are only two Debt Ratings and such Debt Ratings are split, the higher of such Debt Ratings shall apply (with the Debt Rating for Level I being the highest and the Debt Rating for Level V being the lowest), unless there is a split in Debt Ratings of more than one level, in which case the median of the two Debt Ratings (or the higher of any two intermediate Debt Ratings) shall apply and (B) where there are three Debt Ratings and such Debt Ratings are split, the higher of the Debt Ratings shall apply (with the Debt Rating for Level I being the highest and the Debt Rating for Level V being the lowest) unless the differential between the highest and lowest of the Debt Ratings is more than one level, in which case the median of the two highest Debt Ratings will apply (provided that, if such average is not a recognized rating category, then the second highest of the three Debt Ratings shall apply).

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Articles 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Asset Sale” means the sale, lease, transfer or other disposition (including by means of Sale and Lease-Back Transactions, and by means of mergers, consolidations, amalgamations and liquidations of a corporation, partnership or limited liability company of the interests therein of the Company or any Subsidiary) by the Company or any Subsidiary to any Person of any of the Company’s or such Subsidiary’s respective assets.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Authorized Officer” means any of the Chief Executive Officer, President, Chief Operating Officer, Executive Vice President, Senior Vice President, Vice President, Financial Officer or General Counsel of the applicable Loan Party.

“Availability Period” means, with respect to the Revolving Facility, the period from and including the Closing Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Available Revolving Commitment” means, as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect minus (b) such Lender’s Revolving Credit Exposure then outstanding; provided that, in calculating any Lender’s Revolving Credit Exposure for the purpose of determining such Lender’s Available Revolving Commitment pursuant to Section 2.12(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers.

“Bail-In Legislation” means (a) with respect to any EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the implementing law, regulation, rule as described in the EU Bail-In Legislation Schedule from time to time and (b) in relation to the United Kingdom, the UK Bail-In Legislation and (c) in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-Down and Conversion Powers contained in that law or regulation.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, administrative receiver, compulsory manager, monitor, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization, winding up, dissolution, restructuring, restructuring plan, adjustments, protection, relief, composition or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof; provided further that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowers” means the Revolving Borrowers.

“Borrowing” means (a) Loans of the same Type and Class, made, converted or continued on the same date and, in the case of Term SOFR Loans or a Foreign Currency Loan (other than an RFR Loan), as to which a single Interest Period is in effect or (b) a Swingline Loan.

“Borrowing Request” has the meaning assigned to such term in Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (i) when used in connection with a Term SOFR Loan or any calculation with respect to an ABR Loan based on clause (c) of the definition of “Alternate Base Rate,” the term “Business Day” shall also exclude any day that is not a SOFR Business Day, (ii) when used in connection with a Foreign Currency Loan or Letter of Credit denominated in a Designated Foreign Currency, the term “Business Day” shall also exclude any day on which banks are not open for international business (including the clearing of currency transfers in the relevant Designated Foreign Currency) in the principal financial center of the home country of the applicable Designated Foreign Currency, (iii) when used in connection with a EURIBOR Loan or a Letter of Credit denominated in Euro, the term “Business Day” shall also exclude any day which is not a TARGET Day with respect to Euros (as determined by the Administrative Agent in good faith), (iv) when used in connection with an RFR Loan or a Letter of Credit denominated in any RFR Currency, the term “Business Day” means any such day that is also an RFR Business Day, and (v) when used in connection with a Term RFR Loan or a Letter of Credit denominated in Canadian Dollars, the term “Business Day” means any such day that is also a Canadian banking Day.

“Canadian Dollars” means the lawful currency of Canada.

“Canadian Banking Day” means any day on which banks are open for business in Toronto, Ontario.

“Capital Lease” as applied to any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, should be accounted for as a capital lease on the balance sheet of that Person, subject to Section 1.04.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” means the acquisition of ownership or voting control, directly or indirectly, beneficially or of record, on or after the Closing Date, by any person or group (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, as then in effect), of shares representing more than 35% of the aggregate ordinary Voting Power represented by the issued and outstanding capital stock of the Company.

“Change in Law” means the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

“Closing Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02).

“CME” means CME Group Benchmark Administration Ltd.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means, with respect to each Lender, its Revolving Commitment.

“Commitment Fee Rate” means, as of any date of determination:

(i) on the Closing Date and thereafter until changed in accordance with the provisions set forth in this definition, the rate per annum applicable to Level III in the table set forth below; and

(ii) commencing on the date on which a Compliance Certificate is delivered with respect to the fiscal quarter ending July 31, 2024 (or, if earlier, upon the Company obtaining a Debt Rating and electing to determine the Commitment Fee Rate on the basis of such Debt Rating as set forth below) and continuing with each fiscal quarter thereafter, the applicable rate per annum determined, at the Company’s option, based on the numerically lower of (1) the Level corresponding to the Total Leverage Ratio and (2) upon the Company obtaining a Debt Rating, the Level corresponding to the Debt Ratings of the Company, in each case as set forth below:

Ratio Level	Total Leverage Ratio	Debt Rating	Commitment Fee Rate
Level I	Less than 1.50 to 1.00	A- / A3	0.100%
Level II	Greater than or equal to 1.50 to 1.00, but less than 2.00 to 1.00	BBB+ / Baa1	0.125%
Level III	Greater than or equal to 2.00 to 1.00, but less than 2.50 to 1.00	BBB / Baa2	0.150%
Level IV	Greater than or equal to 2.50 to 1.00, but less than 3.00 to 1.00	BBB- / Baa3	0.175%
Level V	Greater than or equal to 3.00 to 1.00	BB+ / Ba1	0.200%

To the extent that the Commitment Fee Rate is determined by reference to the Total Leverage Ratio, any increase or decrease in the Commitment Fee Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 5.01(c); provided, however, that, if such Compliance Certificate is not delivered when due in accordance with Section 5.01(c), then the Commitment Fee Rate shall be the percentage that would apply to Level V above and it shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the date on which such Compliance Certificate is delivered (on which date the Commitment Fee Rate shall be determined based upon the calculations in such Compliance Certificate).

If at any time the financial statements upon which the Commitment Fee Rate was determined were incorrect (whether based on a restatement, fraud or otherwise) and as a result thereof, the Total Leverage Ratio was determined incorrectly for any period, the applicable Borrower shall be required to retroactively pay any additional amount that such Borrower would have been required to pay if such financial statements had been accurate at the time they were delivered (or, to the extent that any Borrower paid any amounts in excess of the amounts such Borrower should have paid, then the Lenders shall credit such over-payment to the Indebtedness owing by the applicable Borrower to each such Lender).

If a Debt Rating is issued by more than one of S&P, Moody’s and/or Fitch and such Debt Ratings differ, then (A) where there are only two Debt Ratings and such Debt Ratings are split, the higher of such Debt Ratings shall apply (with the Debt Rating for Level I being the highest and the Debt Rating for Level V being the lowest), unless there is a split in Debt Ratings of more than one level, in which case the median of the two Debt Ratings (or the higher of any two intermediate Debt Ratings) shall apply and (B) where there are three Debt Ratings and such Debt Ratings are split, the higher of the Debt Ratings shall apply (with the Debt Rating for Level I being the highest and the Debt Rating for Level V being the lowest) unless the differential between the highest and lowest of the Debt Ratings is more than one level, in which case the median of the two highest Debt Ratings will apply (provided that, if such average is not a recognized rating category, then the second highest of the three Debt Ratings shall apply).

“Commodities Hedge Agreement” means a commodities contract purchased by the Company or any of its Subsidiaries in the ordinary course of business, and not for speculative purposes, with respect to raw materials necessary to the manufacturing or production of goods in connection with the business of the Company and its Subsidiaries.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning assigned to such term in Section 10.01(d).

“Company” has the meaning assigned to such term in the preamble.

“Company Guaranteed Obligations” has the meaning assigned to such term in Section 9.01.

“Competitor” means those Persons that are competitors of the Company and its Subsidiaries, which Persons are identified by name in writing by the Company to the Administrative Agent prior to the Closing Date, as such list may be supplemented after the Closing Date by the Company from time to time as reasonably agreed by the Administrative Agent, it being agreed that any successor-in-interest to any Competitor shall be deemed to be reasonably agreed to by the Administrative Agent. Any such supplement to the list of Competitors after the Closing Date will become effective two Business Days after such supplement is delivered to the Administrative Agent. The list of such Persons submitted to the Administrative Agent shall be made available to the Lenders upon request. In no event shall a supplement apply retroactively to disqualify any Lender as of the date of such supplement.

“Compliance Certificate” has the meaning assigned to such term in Section 5.01(c).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Depreciation and Amortization Expense” means, for any period, all depreciation and amortization expenses of the Company and its Subsidiaries, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication, the aggregate amounts deducted in determining such Consolidated Net Income in respect of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) Consolidated Depreciation and Amortization Expense, (iv) any extraordinary, unusual or non-recurring expenses, losses and charges, including (A) impairment charges, (B) any loss from dispositions or the sales of assets outside the ordinary course of business, (C) costs and charges associated with any Acquisitions and any related restructurings and investments, including charges for the sale of inventories revalued at the date of acquisition and in-process research and development acquired, and the amortization of acquisition related intangible assets, (D) facility start-up costs and (E) amortization or write-off of debt discount and debt issuance costs and commissions, discounts, debt refinancing costs and commissions and other fees and charges associated with Indebtedness, (v) restricted stock expense and stock option expense (but only to the extent deducted from the determination of Consolidated Net Income for such period), (vi) fees, costs and expenses incurred and paid by the Company or any of the Company’s Subsidiaries in connection with any litigation, judgment or settlement for any actual or threatened claim, action, suit or proceeding, including any out-of-court agreement or settlement, (vii) restructuring charges and reserves (whether or not classified as such under GAAP), including any fees, expenses or losses related to product line exits or the reconstruction, recommissioning or reconfiguration of fixed assets for alternate uses or the disposal, abandonment, transfer, closing or discontinuing of operations or assets; provided that the aggregate amount of all such charges made in cash does not exceed the greater of $150,000,000 or 1.25% of Consolidated Total Assets during any twelve-month period, (viii) any non-cash impairment charge or asset write-off or write-down related to intangible assets, goodwill, long-lived assets, and investments in debt and equity securities pursuant to GAAP, (ix) all non-cash losses from investments recorded using the cost or equity method, (x) non-cash stock-based awards compensation expense, (xi) non-cash mark to market and other non-cash charges or non-cash expenses related to Hedge Agreement obligations, (xii) other non-cash charges (provided that, if any non-cash charges referred to in this clause (xii) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent), (xiii) (A) any charges, costs, expenses, accruals or reserves incurred pursuant to any management equity plan, profits interest or stock option plan, any equity-based compensation or equity-based incentive plan, or any other management or employee benefit plan, agreement or pension plan and (B) any charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of Equity Interests of the Company held by management of the Company or any of its Subsidiaries, and (xiv) fees, costs, premiums and expenses incurred and paid by the Company or any of the Company’s Subsidiaries during any period in connection with any acquisition, investment, asset disposition, issuance, prepayment, or redemption of any Indebtedness permitted to be incurred pursuant to Section 6.04, issuance of equity securities, refinancing transaction or amendment or modification of any debt instrument (in each case, whether or not consummated) minus (b) any extraordinary gains, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Income Tax Expense” means, for any period, all provisions for taxes based on Consolidated Net Income (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, total interest expense (including, without limitation, that which is capitalized and that which is attributable to Capital Leases or Synthetic Leases) of the Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Company and its Subsidiaries.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, but excluding the cumulative effect of a change in accounting principles.

“Consolidated Net Indebtedness” means, on any date, the difference of (a) Consolidated Total Indebtedness as of such date, minus (b) the aggregate amount of all Unrestricted Cash.

“Consolidated Total Assets” means, on any date, all amounts that, in conformity with GAAP, would be included under the caption “total assets” (or any like caption) on a consolidated balance sheet of the Company at such time.

“Consolidated Total Indebtedness” means the sum (without duplication) of all Indebtedness of the Company and of its Subsidiaries, all as determined on a consolidated basis (provided that Indebtedness incurred to prefund a Qualified Acquisition shall not constitute Consolidated Total Indebtedness until the earlier of (x) the consummation of such Qualified Acquisition and (y) the date the consummation of such Qualified Acquisition has been abandoned, terminated or expired pursuant to the terms of the relevant acquisition documentation).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise Voting Power, by contract or otherwise. “Controlled” has a meaning correlative thereto.

“Cooper UK” has the meaning assigned to such term in the preamble.

“Credit Party” means the Administrative Agent, the Issuing Bank, the Swingline Lender, each Designated Hedge Creditor or any other Lender, and the respective successors and assigns of each of the foregoing.

“Daily Simple RFR” means, for any day (an “RFR Day”), a rate per annum determined by the Administrative Agent, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to any applicable RFR below by dividing (a) the applicable RFR set forth below by (b) a number equal to 1.00 minus the RFR Reserve Percentage:

(a) Sterling, SONIA for the day (such day, adjusted as applicable as set forth herein, the “SONIA Lookback Day”) that is two (2) Business Days prior to (A) if such RFR Day is a Business Day, such RFR Day, or (B) if such RFR Day is not a Business Day, the Business Day immediately preceding such RFR Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website;

(b) Yen, TONAR for the day (such day, adjusted as applicable as set forth herein, the “TONAR Lookback Day”) that is two (2) Business Days prior to (A) if such RFR Day is a Business Day, such RFR Day, or (B) if such RFR Day is not a Business Day, the Business Day immediately preceding such RFR Day, in each case, as such TONAR is published by the TONAR Administrator on the TONAR Administrator’s Website; and

(c) Swiss Franc, SARON for the day (such day, adjusted as applicable as set forth herein, the “SARON Lookback Day”) that is two (2) Business Days prior to (A) if such RFR Day is a Business Day, such RFR Day, or (B) if such RFR Day is not a Business Day, the Business Day immediately preceding such RFR Day, in each case, as such SARON is published by the SARON Administrator on the SARON Administrator’s Website;

provided that, if the sum of the adjusted rate as determined above ~~plus the applicable RFR Adjustment~~ would be less than 0%, the Daily Simple RFR shall be deemed to be 0%. The ~~adjusted~~ Daily Simple RFR ~~rate~~ for each outstanding RFR Loan or Letter of Credit denominated in any RFR Currency shall be adjusted automatically as of the effective date of any change in the RFR Reserve Percentage. The Administrative Agent shall give prompt notice to the Company of the ~~adjusted~~ Daily Simple RFR as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

If by 5:00 pm (local time for the applicable RFR) on the second (2nd) Business Day immediately following any Daily Simple RFR Lookback Day, the RFR in respect of such Daily Simple RFR Lookback Day has not been published on the applicable RFR Administrator’s Website and a Benchmark Replacement for the applicable Daily Simple RFR has not been instituted in accordance with the provisions of this Agreement, then the RFR for such Daily Simple RFR Lookback Day will be the RFR as published in respect of the first preceding Business Day for which such RFR was published on the RFR Administrator’s Website; provided that any RFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Days. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Company or any other Borrower.

“Daily Simple RFR Option” means the option of a Borrower to have Loans or Letters of Credit bear interest at the ~~Adjusted~~ Foreign Currency Rate applicable to such RFR Currency.

“Debt Rating” means, as of any date of determination, the rating as determined by S&P, Moody’s or Fitch of a Person’s non-credit enhanced, senior unsecured long-term debt. The Debt Rating in effect at any date is the Debt Rating that is in effect at the close of business on such date.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrowers or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of such certification) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of a Bail-In Action or (e) has become the subject of a Bankruptcy Event.

“Designated Foreign Currency” means Euros, Canadian Dollars, Sterling, Yen, any other currency (other than Dollars) identified as a G10 currency (or any successor or substitute term) on the Closing Date (which, for the avoidance of doubt, includes Euros, Yen, Canadian Dollars, Swiss Francs, Sterling, Australian dollars, New Zealand dollars, Norwegian krone and Swedish krona) by a generally recognized financial information service selected by the Administrative Agent, or any other currency (other than Dollars) approved in writing by each of the Revolving Lenders and that is freely traded and exchangeable into Dollars.

“Designated Hedge Agreement” means any Existing Hedge Agreement and any Hedge Agreement (other than a Commodities Hedge Agreement) to which a Borrower or any Subsidiary is a party and as to which, at the time such Hedge Agreement is entered into, a Lender or any of its Affiliates is a counterparty.

“Designated Hedge Creditor” means each Person that participates as a counterparty to a Borrower or any Subsidiary pursuant to any Designated Hedge Agreement.

“Designated Persons” means, at any time, (a) any Person listed in any sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, the Government of Canada, or any EU Member State ~~or~~, (b) any Person located, organized, or resident in a Sanctioned Country, or (c) any Person 50% or more owned, or where relevant under applicable Sanctions Laws and Regulations, controlled by any such Person or Persons described in ~~clause~~clauses (a) or (b).

“Disclosed Matters” means the actions, suits and proceedings, the environmental matters or other fact or circumstance disclosed in the Company’s annual report on Form 10-K for the fiscal year ended October 31, 2023, or any other reports filed prior to the Closing Date (including Form 8-K), in each case, as filed with the SEC.

“Documentation Agent” means each of Bank of America, N.A., Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, Citibank, N.A., Manufacturers and Traders Trust Company, and The Bank of Nova Scotia, as documentation agents under this Agreement.

“Dollar Equivalent” means, (i) with respect to any amount denominated in Dollars, such amount, (ii) with respect to a Foreign Currency Loan to be made, the Dollar equivalent of the amount of such Foreign Currency Loan, determined by the Administrative Agent on the basis of its spot rate at approximately 11:00 A.M. London time on the date two Business Days before the date such Foreign Currency Loan is to be made, for the purchase of the relevant Designated Foreign Currency with Dollars for delivery on the date such Foreign Currency Loan is to be made, (iii) with respect to any Letter of Credit to be issued in any Designated Foreign Currency, the Dollar equivalent of the maximum amount available to be drawn under such Letter of Credit, determined by the applicable Issuing Bank on the basis of its spot rate at approximately 11:00 A.M. London time on the date two Business Days before the issuance of such Letter of Credit, for the purchase of the relevant Designated Foreign Currency with Dollars for delivery on such date of issuance, and (iv) with respect to any other amount not denominated in Dollars, and with respect to Foreign Currency Loans and Letters of Credit issued in any Designated Foreign Currency at any other time, the Dollar equivalent of such amount, Foreign Currency Loan or Letter of Credit, as the case may be, determined by the Administrative Agent on the basis of its spot rate at approximately 11:00 A.M. London time on the date for which the Dollar equivalent amount of such amount, Foreign Currency Loan or Letter of Credit, as the case may be, is being determined, for the purchase of the relevant Designated Foreign Currency with Dollars for delivery on such date.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof, or the District of Columbia, excluding any FSHCO and any subsidiary of either a FSHCO or a Foreign Subsidiary.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country or the United Kingdom which is subject to the supervision of a Resolution Authority, (b) any entity established in an EEA Member Country or the United Kingdom which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country or the United Kingdom which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and the Issuing Bank and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security systems.

“Eligible Assignee” means (i) a Lender (other than a Defaulting Lender), (ii) an Affiliate of a Lender, (iii) an Approved Fund, and (iv) any other Person (other than a natural Person) approved by (A) the Administrative Agent, (B) the Issuing Bank in the case of an assignment of a Revolving Commitment, and (C) unless an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided, however, that, notwithstanding the foregoing, “Eligible Assignee” shall not include (a) the Company or any of the Company’s Affiliates or Subsidiaries, (b) any Defaulting Lender or (c) any Competitor.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, or other binding requirements issued, promulgated or entered into by any Governmental Authority, relating to pollution, the preservation or protection of the environment or natural resources, the generation, manufacture, use, labeling, treatment, storage, handling, transportation or Release of any Hazardous Material or, to the extent involving or related to any of the foregoing, health and safety matters.

“Environmental Liability” means any liability (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) noncompliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interest” means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) or any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, but in no event will Equity Interest include any debt securities convertible or exchangeable into equity unless and until actually converted or exchanged.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure of the Company or any of its ERISA Affiliates to satisfy the minimum funding standard of Section 412 and 430 of the Code or Sections 302 or 303 of ERISA with respect to any Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA (other than for PBGC premiums due but not delinquent under Section 4007 of ERISA) with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice of intent to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal (within the meanings of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Erroneous Payment” has the meaning assigned to it in Section 8.02(a).

“Erroneous Payment Notice” has the meaning assigned to it in Section 8.02(b).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBOR” means, in relation to any Loan or Letter of Credit denominated in Euro and for the relevant Interest Period, the percentage rate per annum determined by the European Money Markets Institute (or any other Person that takes over administration of such rate) for the duration of the applicable Interest Period denominated in Euro, as published by Reuters (or another commercially available source providing quotations of EURIBOR as designated by the Administrative Agent from time to time) at or about 11:00 a.m. (Brussels time) on the date which is two (2) Business Days prior to the commencement of such Interest Period for deposits in Euros (for delivery on the first day of such Interest Period) with a term equivalent to such EURIBOR period (and, if any such rate is less than 0%, then “EURIBOR” shall be deemed to be 0%). In the event that such rate is not available at such time for any reason, then “EURIBOR” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which the Administrative Agent’s London branch (or other branch or Affiliate) would offer in the European interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period for deposits in Euros for delivery on the first day of such Interest Period in the approximate amount of such EURIBOR Loan being made or converted.

“EURIBOR Loan” means each Loan that bears interest at a rate determined by reference to EURIBOR.

“EURIBOR Option” means the option of a Borrower to have Loans or Letters of Credit bear interest at EURIBOR.

“Euro” or “€” means the single currency of the Participating Member States.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Event of Loss” means, with respect to any property, (i) the actual or constructive total loss of such property or the use thereof, resulting from destruction, damage beyond repair, or the rendition of such property permanently unfit for normal use from any casualty or similar occurrence whatsoever, (ii) the destruction or damage of a portion of such property from any casualty or similar occurrence whatsoever under circumstances in which such damage cannot reasonably be expected to be repaired, or such property cannot reasonably be expected to be restored to its condition immediately prior to such destruction or damage, within 90 days after the occurrence of such destruction or damage, (iii) the condemnation, confiscation or seizure of, or requisition of title to or use of, any property, or (iv) in the case of any property located upon a leasehold, the termination or expiration of such leasehold.

“Excluded Subsidiary” means (a) any Foreign Subsidiary, (b) any non-wholly owned Subsidiary, (c) any Domestic Subsidiary that is not a Material Subsidiary, (d) any captive insurance company that is a Subsidiary, (e) any special purpose entity created or acquired in connection with, or which issues Indebtedness under, any Permitted Securitization Transaction and (f) any Subsidiary a guarantee by which would cause adverse tax consequences to the Company or any of its Subsidiaries as reasonably determined by the Company.

“Excluded Swap Obligation” means, with respect to any Borrower or any Subsidiary Guarantor, (x) as it relates to all or a portion of the Subsidiary Guaranty of such Subsidiary Guarantor or the Guaranty in Article IX hereof of such Borrower, any Swap Obligation if, and to the extent that, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s or such Borrower’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Subsidiary Guarantor or such Borrower becomes effective with respect to such Swap Obligation or (y) as it relates to all or a portion of the grant by such Subsidiary Guarantor or such Borrower of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s or such Borrower’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the security interest of such Subsidiary Guarantor or such Borrower becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Recipient, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Recipient pursuant to a law in effect on the date on which (i) such Recipient acquires such interest in the Loan or Commitment or becomes a party to this Agreement (other than pursuant to an assignment request by a Borrower under Section 2.19(b)) or (ii) such Recipient (if the Recipient is a Lender) changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient acquired such interest in the Loan or Commitment or became a party hereto or to such Recipient immediately before it changed its lending office, (c) Taxes (other than a UK Tax Deduction) attributable to such Recipient’s failure to comply with Section 2.17(f), (d) any U.S. federal Taxes imposed under FATCA, (e) any UK Tax Deduction if on the date on which payment falls due: (i) the payment could have been made to that Lender without such UK Tax Deduction if that Lender had been a UK Qualifying Lender, but on that date, that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or UK Treaty, or any published practice or published concession of any relevant taxing authority; (ii) that Lender is a UK Qualifying Lender solely as a result of limb (ii) of the definition of “UK Qualifying Lender”, and (A) an officer of HM Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of UK ITA 2007 which relates to the payment and that Lender has received a certified copy of that Direction and (B) the payment could have been made to that Lender without such UK Tax Deduction if that Direction had not been made; (iii) that Lender is a UK Qualifying Lender solely as a result of limb (ii) of the definition of “UK Qualifying Lender”, and (A) that Lender has not indicated in accordance with Section 2.17(f)(iv) that it is a UK Qualifying Lender that falls within paragraph (ii) of the definition of “UK Qualifying Lender” and (B) the payment could have been made to that Lender without such UK Tax Deduction if that Lender had so indicated, on the basis that such indication would have enabled the UK Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of UK ITA 2007; or (iv) the relevant Lender is a UK Treaty Lender and the UK Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without such UK Tax Deduction had that Lender complied with its obligations under Section 2.17(f)(iii), and (f) any VAT, which shall be dealt with under Section 2.17(h).

“Existing Credit Agreement” means that certain Revolving Credit and Term Loan Agreement, dated as of April 1, 2020, among the Company, the other borrowers party thereto, the lenders party thereto, KeyBank National Association, as administrative agent, and the other parties thereto, as amended, supplemented or otherwise modified through the date hereof.

“Existing Hedge Agreement” means the existing Hedge Agreements identified on Schedule 1.01(c).

“Existing Letter of Credit” means each letter of credit identified on Schedule 1.01(d).

“Existing Term Loan Agreement” means that certain Term Loan Agreement, dated as of December 17, 2021, among the Company, the lenders party thereto and PNC Bank, National Association, as administrative agent, as amended, supplemented or otherwise modified through the date hereof.

“Extended Maturity Date” has the meaning assigned to such term in Section 2.22(a).

“Extending Lender” has the meaning assigned to such term in Section 2.22(b).

“Extension Date” has the meaning assigned to such term in Section 2.22(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate per annum (based on a year of 360 days and actual days elapsed and rounded to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced. Notwithstanding the foregoing, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Financial Covenants” means the financial covenants set forth in Section 6.06.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“Fitch” means Fitch Ratings Inc., and any successor thereto.

“Foreign Currency Borrowing” means a Borrowing of Foreign Currency Loans.

“Foreign Currency Loan” means each Revolving Loan denominated in a Designated Foreign Currency and bearing interest at a rate based upon the ~~Adjusted~~ Foreign Currency Rate.

“Foreign Currency Rate” means:

(a) with respect to any Foreign Currency Loan denominated in Canadian Dollars, a rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Term RFR for Canadian Dollars as determined for each applicable Interest Period;

(b) with respect to any Foreign Currency Loan denominated in any RFR Currency, a fluctuating rate per annum (computed (x) in the case of Foreign Currency Loans denominated in Swiss Francs, on the basis of a year of 360 days and actual days elapsed and (y) in the case of Foreign Currency Loans denominated in Sterling or Yen, on the basis of a year of 365 days and actual days elapsed) equal to the Daily Simple RFR for such RFR Currency, such interest rate to change automatically from time to time effective as of the effective date of each change in the applicable Daily Simple RFR;

(c) with respect to any Foreign Currency Loan denominated in Euros, a rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to EURIBOR for the applicable Interest Period; and

(d) with respect to each Interest Period for any other Foreign Currency Loan, (i) the rate per annum equal to the offered rate appearing on the applicable electronic page of Reuters (or on the appropriate page of any successor to or substitute for such service, or, if such rate is not available, on the appropriate page of any generally recognized financial information service, as selected by the Administrative Agent from time to time) that displays an average ICE Benchmark Administration Limited (or any successor thereto) Interest Settlement Rate at approximately 11:00 A.M. (London time) two Business Days prior to the commencement of such Interest Period for deposits in the applicable Designated Foreign Currency with a maturity comparable to such Interest Period, divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, however, that, in the event that the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the interest rate per annum, as determined by the Administrative Agent, to be the average of the rates per annum at which deposits in an amount equal to the amount of such Foreign Currency Loan in the applicable Designated Foreign Currency are offered to major banks in the London interbank market at approximately 11:00 A.M. (London time), two Business Days prior to the commencement of such Interest Period, for contracts that would be entered into at the commencement of such Interest Period for the same duration as such Interest Period;

provided further that in no event will the Foreign Currency Rate be less than 0%.

“Foreign Currency Sublimit” means an amount in Dollars equal to $1,000,000,000. The Foreign Currency Sublimit is part of, and not in addition to, the Revolving Facility.

“Foreign Lender” means a Recipient that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FSHCO” means any Subsidiary substantially all of the assets of which consist of Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies exercising such powers or functions, such as the European Union or European Central Bank).

“Guaranty Obligation” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means any material, substance or waste that is listed, regulated, or otherwise defined as hazardous, toxic or radioactive (or words of similar regulatory intent or meaning) under applicable Environmental Law, or the exposure to which or the Release of which could give rise to liability under any Environmental Law.

“Hedge Agreement” means (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement, in each case for the purpose of hedging the foreign currency, interest rate or commodity risk associated with the operations of the Company and/or its Subsidiaries.

“Increased Amount Date” has the meaning assigned to such term in Section 2.04.

“Incremental Commitments” has the meaning assigned to such term in Section 2.04.

“Incremental Revolving Commitments” has the meaning assigned to such term in Section 2.04.

“Incremental Revolving Loan Lender” has the meaning assigned to such term in Section 2.04.

“Incremental Term Loan” has the meaning assigned to such term in Section 2.04.

“Incremental Term Loan Commitments” has the meaning assigned to such term in Section 2.04.

“Incremental Term Loan Lender” has the meaning assigned to such term in Section 2.04.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guaranty Obligations of such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (j) for purposes of Section 6.04 and Section 7.01(g) only, all net obligations of such Person under any Hedge Agreement. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Interest Coverage Ratio” means, for any Testing Period, the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense, calculated on a Pro Forma Basis.

“Interest Election Request” means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any Swingline Loan, any ABR Loan, or any Foreign Currency Loan that is denominated in an RFR Currency, the first day of each January, April, July and October, and (b) with respect to any Term SOFR Loan (other than a Swingline Loan) or any Foreign Currency Loan that is not denominated in an RFR Currency, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term SOFR Borrowing or Foreign Currency Borrowing (other than a Term RFR Borrowing) with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Term SOFR Borrowing or Foreign Currency Borrowing other than a Foreign Currency Borrowing denominated in an RFR Currency, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or (except with respect to any Term RFR Borrowing) six months thereafter (or, if agreed to by the Administrative Agent, ending on a day that is less than one month thereafter), as the applicable Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Borrowing or Foreign Currency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (ii) any Interest Period (other than an Interest Period having a duration of less than one month) pertaining to a Term SOFR Borrowing or Foreign Currency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no Interest Period shall extend beyond the Revolving Maturity Date, and (iv) for the avoidance of doubt, Term RFR Borrowings may have an Interest Period of one month or three months only. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interest Rate Option” means each of the EURIBOR Option, the Term RFR Option and the Daily Simple RFR Option.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means (a) PNC Bank, National Association or any of its Affiliates, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i) and (b) with respect to each Existing Letter of Credit, KeyBank National Association or any of its Affiliates, in its capacity as issuer thereof. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. The Revolving Borrowers, the Administrative Agent and any Lender may agree that such Lender may issue Letters of Credit hereunder, in which case the term “Issuing Bank” shall include such Lender with respect to the Letters of Credit issued by such Lender, and each reference to “Issuing Bank” shall mean the applicable Issuing Bank or all Issuing Banks, as the context may require.

“Joint Lead Arranger Fee Letters” means, collectively, each fee letter entered into between the Company and a Joint Lead Arranger.

“Joint Lead Arrangers” means, collectively, PNC Capital Markets LLC, Citizens Bank, N.A., DNB ~~Markets~~Carnegie, Inc., KeyBanc Capital Markets Inc., Mizuho Bank, Ltd., TD Securities (USA) LLC, Bank of America, N.A., BBVA Securities Inc., Citibank, N.A., Manufacturers and Traders Trust Company, and The Bank of Nova Scotia, as joint lead arrangers and joint bookrunners under this Agreement.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, Dollar Equivalent of the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Revolving Borrowers at such time. The LC Exposure of any Lender at any time shall be its Revolving Percentage of the total LC Exposure at such time.

“Lender Notice Date” has the meaning assigned to such term in Section 2.22(b).

“Lenders” means, as of the Closing Date, the Persons listed on Schedule 1.01(a), and, thereafter, any Person with a Commitment, including those that have become a party hereto pursuant to Section 2.04 or an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Bank.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement. As of the Closing Date, each Existing Letter of Credit shall constitute, for all purposes of this Agreement and the other Loan Documents, a Letter of Credit issued and outstanding hereunder.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, including without limitation, schedules and exhibits hereto, the Notes (if any), the Subsidiary Guaranty, the Administrative Agent Fee Letter, the Joint Lead Arranger Fee Letters and any other agreements entered into in connection herewith or therewith, including any amendments, modifications or supplements hereto or thereto or waivers hereof or thereof.

“Loan Parties” means the Borrowers and the Subsidiary Guarantors, and “Loan Party” means any one of them individually.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Lookback Days” means, collectively, a SONIA Lookback Day, a TONAR Lookback Day, and a SARON Lookback Day, and each individually is a Daily Simple RFR Lookback Day.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, properties, financial condition or results of operations of the Company and its Subsidiaries taken as a whole or (b) the validity or enforceability of any of the Loan Documents or the remedies of the Administrative Agent or the Lenders thereunder.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit) of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding the greater of (a) $400,000,000 (or the Dollar Equivalent thereof) and (b) 3% of Consolidated Total Assets. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Hedge Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedge Agreement were terminated at such time.

“Material Subsidiary” means each Subsidiary of the Company that meets either of the following conditions:

(a) such Subsidiary has assets (after eliminating assets related to intercompany transactions) that individually constitute at least 15% of Consolidated Total Assets as of the last day of the most recent period of four fiscal quarters of the Company for which audited annual financial statements or quarterly financial statements are required to be delivered pursuant to Section 5.01(a) or Section 5.01(b), respectively; or

(b) such Subsidiary’s net revenues (excluding intercompany revenues) were at least 15% of the Company’s consolidated net revenues for the most recent period of four fiscal quarters of the Company for which audited annual financial statements or quarterly financial statements are required to be delivered pursuant to Section 5.01(a) or Section 5.01(b), respectively.

“Maximum Total Leverage Ratio” means 3.75:1.00; provided that (a) for the two consecutive fiscal quarters ended immediately following the consummation of any Qualified Acquisition (including the fiscal quarter in which such Qualified Acquisition occurs), the Maximum Total Leverage Ratio shall be 4.75:1.00; (b) for the fiscal quarter ended immediately after such two fiscal quarters referred to in clause (a), the Maximum Total Leverage Ratio shall be 4.50:1.00; (c) for the fiscal quarter ended immediately after the fiscal quarter referred to in clause (b), the Maximum Total Leverage Ratio shall be 4.25:1.00 and (d) for the fiscal quarter ended immediately after the fiscal quarter referred to in clause (c), the Maximum Total Leverage Ratio shall be 4.00:1.00.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Non-Extending Lender” has the meaning assigned to such term in Section 2.22(b).

“Notes” means any promissory notes executed by any Borrower to evidence the Obligations in accordance with Section 2.10(e).

“Obligations” means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and LC Disbursements and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrowers, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrowers to any Credit Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Designated Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Credit Parties that are required to be paid by any Borrower pursuant hereto) or otherwise; provided, however, that Obligations shall not include any Excluded Swap Obligations.

“OFAC” means Office of Foreign Assets Control of the United States Department of the Treasury.

“Operating Lease” as applied to any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is not accounted for as a Capital Lease on the balance sheet of that Person.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Participant” has the meaning assigned to such term in Section 10.04.

“Participant Register” has the meaning assigned to such term in Section 10.04(c).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Payment Office” means the office of the Administrative Agent at PNC Bank, National Association, 500 First Avenue, Mail Stop: P7-PFSC-04-I, Pittsburgh, PA 15219, Attention: Agency Services; Phone: (216) 222-5440; Email: brian.hays@pnc.com; or such other office(s), as the Administrative Agent may designate to the Borrower in writing from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Lien” means any Lien permitted by Section 6.03 of this Agreement.

“Permitted Securitization Transaction” means any transaction or series of transactions designated in writing by the Company to the Administrative Agent to be a “Permitted Securitization Transaction” which is entered into by the Company or any Subsidiary Guarantor pursuant to which the Company or any Subsidiary Guarantor, as applicable, may sell, convey or otherwise transfer to any other Person, or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or such Subsidiary Guarantor, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all Guaranty Obligations or other obligations in respect of such accounts receivable, and proceeds of such accounts receivable and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Assets” means “plan assets” as defined by Section 3(42) of ERISA.

“Prime Rate” means the interest rate per annum announced from time to time by the Administrative Agent at its principal office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Administrative Agent. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

“Pro Forma Basis” means, with respect to any Testing Period during which any Acquisition or Asset Sale occurs (and for purposes of determining whether an acquisition is an Acquisition or whether the Company and its Subsidiaries may take any other actions requiring compliance with a specified ratio), the Total Leverage Ratio and Interest Coverage Ratio shall be calculated with respect to such Testing Period on a pro forma basis after giving effect to such Acquisition or Asset Sale (and any related repayment or incurrence of Indebtedness) (including, without limitation or duplication, (a) additional add backs which are (i) determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Exchange Act and as interpreted by the staff of the Securities and Exchange Commission (or any successor agency), (ii) recommended by any due diligence quality of earnings report reasonably acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld) conducted by

(y) a firm of independent public accountants of recognized national standing or (z) any other accounting firm reasonably satisfactory to the Administrative Agent, selected by the Company and retained by the Company; or (iii) otherwise determined in such other manner reasonably acceptable to the Administrative Agent and (b) pro forma adjustments, for cost savings and other operating efficiencies (net of continuing associated expenses) to the extent the actions underlying such cost savings and operating efficiencies have been or are reasonably expected to be implemented and such cost savings and operating efficiencies are factually supportable and are expected to have a continuing impact), using, for purposes of making such calculations, the historical financial statements of the Company and its Subsidiaries which shall be reformulated as if such Acquisition or Asset Sale, and any other Acquisition or Asset Sale that has been consummated during such Testing Period, had been consummated on the first day of such Testing Period.

“Pro-Rata Share” means, with respect to any Lender, the percentage of the total Revolving Credit Exposure and unused Commitments represented by such Lender’s Revolving Credit Exposure and unused Commitments.

“Qualified Acquisition” means any Acquisition that has been designated to the Administrative Agent by a Financial Officer of the Company as a “Qualified Acquisition”.

“Qualified ECP Guarantor” means, in respect of any Obligations with respect to a Designated Hedge Agreement, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Obligations or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Register” has the meaning assigned to such term in Section 10.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any depositing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, dumping, placing, discarding, abandonment, or disposing into the environment (including abandonment or disposal of any barrel, container or other closed receptacle containing any Hazardous Materials).

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided that, in the event any of the Lenders shall be a Defaulting Lender, then for so long as such Lender is a Defaulting Lender, “Required Lenders” means Lenders (excluding all Defaulting Lenders) having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments of such Lenders (excluding all Defaulting Lenders) at such time.

“Resolution Authority” means any body which has authority to exercise any Write-Down and Conversion Powers.

“Revolving Borrowers” means, collectively, (a) the Company, (b) Cooper UK, and (c) any other Additional Revolving Borrower, and “Revolving Borrower” means each of them individually.

“Revolving Borrowing” means a Borrowing of Revolving Loans.

“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.04, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 1.01(a), or in the Additional Credit Extension Amendment or the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ Revolving Commitments is the Dollar Equivalent of $2,300,000,000.

“Revolving Credit Exposure” means, with respect to any Revolving Lender at any time, the Dollar Equivalent of the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Facility” means the Revolving Commitments and the Revolving Loans and Swingline Loans made, and Letters of Credit issued, thereunder.

“Revolving Lender” means a Lender with a Revolving Commitment or Revolving Credit Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01 and Section 2.03.

“Revolving Maturity Date” means May 1, 2029.

“Revolving Percentage” means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Revolving Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

“RFR” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Sterling, SONIA, (b) Swiss Francs, SARON, and (c) Yen, TONAR.

~~“RFR Adjustment” means with respect to RFR Loans or Letters of Credit denominated in an RFR Currency, the adjustment set forth in the table below corresponding to such RFR Currency:~~

~~Currency~~	~~Adjustment to Daily Simple RFR~~
~~Sterling~~	~~0.0326~~	%
~~Swiss Francs~~	~~(0.0571~~	%)
~~Yen~~	~~(0.02923~~	%)

“RFR Administrator” means the SONIA Administrator, the TONAR Administrator, or the SARON Administrator, as applicable.

“RFR Administrator’s Website” means the SONIA Administrator’s Website, the TONAR Administrator’s Website or the SARON Administrator’s Website, as applicable.

“RFR Business Day” means, as applicable, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to (i) Sterling, a day on which banks are open for general business in London, (ii) Swiss Francs, a day on which banks are open for the settlement of payments and foreign exchange transactions in Zurich, and (iii) Yen, a day on which banks are open for general business in Japan.

“RFR Currency” means each of Sterling, Swiss Francs and Yen.

“RFR Loan” means a Loan that bears interest at a rate based on a Daily Simple RFR.

“RFR Reserve Percentage” means, as of any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to RFR Loans.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global, Inc., and any successor thereto.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Company or any Subsidiary of the Company of any property (except for temporary leases for a term, including any renewal thereof, of not more than one year and except for leases between a Borrower and a Subsidiary or between Subsidiaries), which property has been or is to be sold or transferred by the Company or such Subsidiary to such Person.

“Sanctioned Country” means a country, region or territory which is itself the subject or target of country-wide or territory-wide Sanctions Laws and Regulations (~~currently~~as of February 3, 2026, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran~~, Syria or~~ and North Korea).

“Sanctions Laws and Regulations” means any economic or financial sanctions or trade embargoes, imposed, administered, or enforced from time to time by the U.S. government (including those administered by OFAC), the European Union, His Majesty’s Treasury, the Government of Canada, the United Nations Security Council, or any EU Member State.

“SARON” means, with respect to any Business Day, a rate per annum equal to the Swiss Average Rate Overnight for such Business Day published by the SARON Administrator on the SARON Administrator’s Website.

“SARON Administrator” means the SIX Swiss Exchange AG (or any successor administrator of the Swiss Average Rate Overnight).

“SARON Administrator’s Website” means SIX Swiss Exchange AG’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time.

“SEC” means the Securities and Exchange Commission of the United States of America.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for SOFR identified as such by the SOFR Administrator from time to time.

“SOFR Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

~~“SOFR Index Adjustment” means a rate per annum equal to 0.10%.~~

“Solvent” when used with respect to any Person, means that, as of any date of determination, (a) the fair saleable value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); (b) the present fair saleable value of its assets is greater than the probable liability on its existing debts as such debts become absolute and matured; (c) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Standard Permitted Lien” means any of the following: (i) Liens for Taxes not yet delinquent or Liens for Taxes, assessments or governmental charges being contested in good faith and by appropriate proceedings for which adequate reserves in accordance with GAAP have been established; (ii) Liens in respect of property or assets imposed by law that were incurred in the ordinary course of business, such as carriers’, suppliers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, that do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrowers or any of their Subsidiaries and do not secure any Indebtedness; (iii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 7.01(k); (iv) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers compensation, unemployment insurance and other types of social security, and mechanic’s Liens, carrier’s Liens, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, surety, appeal, customs, performance and return-of-money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to statutory requirements, common law or consensual arrangements; (v) leases or subleases granted in the ordinary course of business to others not interfering in any material respect with the business of the Borrowers or any of their Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement; (vi) easements, rights-of-way, zoning or other restrictions, charges, encumbrances, defects in title, prior rights of other Persons, and obligations contained in similar instruments, in each case that do not secure Indebtedness and do not involve, and are not likely to involve at any future time, either individually or in the aggregate, (A) a substantial and prolonged interruption or disruption of the business activities of the Borrowers and their Subsidiaries considered as an entirety, or (B) a Material Adverse Effect; (vii) Liens arising from the rights of lessors under leases (including financing statements regarding property subject to lease) not in violation of the requirements of this Agreement; provided that such Liens are only in respect of the property subject to, and secure only, the respective lease (and any other lease with the same or an affiliated lessor); (viii) rights of consignors of goods, whether or not perfected by the filing of a financing statement under the UCC; (ix) licenses of intellectual property of the Borrowers or any of their Subsidiaries granted in the ordinary course of business; and (x) any security interest or right to set off arising under the general terms and conditions (algemene voorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken).

“Sterling” or “£” mean the lawful currency of the United Kingdom.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary Voting Power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Company.

“Subsidiary Guarantors” means, collectively, each Domestic Subsidiary (other than an Excluded Subsidiary) and that is or hereafter becomes a party to the Subsidiary Guaranty, and “Subsidiary Guarantor” means any one of them individually. Schedule 1.01(b) hereto lists each Subsidiary Guarantor as of the Closing Date.

“Subsidiary Guaranty” means the Subsidiary Guaranty dated as of the date hereof, as supplemented from time to time, by the Subsidiary Guarantors in favor of the Administrative Agent.

“Swap Obligation” means, with respect to any Borrower or any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Revolving Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means PNC Bank, National Association, in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“Swiss Franc” or “CHF” mean the lawful currency of Switzerland.

“Syndication Agent” means each of Citizens Bank, N.A., DNB ~~Markets~~Carnegie, Inc., KeyBank National Association, Mizuho Bank, LTD., and ~~TD~~The Toronto-Dominion Bank, ~~N.A.~~New York Branch, as syndication agents under this Agreement.

“Synthetic Lease” means any lease (i) that is accounted for by the lessee as an Operating Lease, and (ii) under which the lessee is intended to be the “owner” of the leased property for federal income tax purposes.

“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day” means any day on which T2 is open for the settlement of payments in Euros.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA, as administered by the Term CORRA Reference Rate Administrator.

“Term CORRA Reference Rate Administrator” means CanDeal Benchmark Administration Services Inc. or TSX Inc. (or any successor administrator of the Term CORRA Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term RFR” means, for any Term RFR Borrowing for any Interest Period, a rate per annum determined by the Administrative Agent (rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100 of 1%) equal to, for any Obligations, interest, fees, commissions, or other amounts denominated in, or calculated with respect to Canadian Dollars, the Term CORRA Reference Rate for a period equal in length to such Interest Period, as displayed on a page or service providing such quotations as determined by the Administrative Agent from time to time (the “Term CORRA Rate”) at approximately 1:00 p.m. (Toronto time) two (2) Business Days prior to the commencement of such Interest Period; provided, that if by such time the Term CORRA Rate in respect of such day has not been so published, or if such day is not a Business Day, then the Term CORRA Rate for such day will be the Term CORRA Rate as published in respect of the first preceding Business Day for which such Term CORRA Rate was published thereon; provided further that any Term CORRA Rate so determined based on the first preceding Business Day shall be utilized for purposes of calculation of the Term CORRA Rate for no more than three (3) consecutive Business Days (any such day, collectively, the “Term CORRA Reference Rate Lookback Day”). The Term RFR for each outstanding Term RFR Loan shall be adjusted automatically on and as of the first day of each Interest Period without notice to the Borrower.

Determination of the Term RFR by Administrative Agent shall be deemed conclusive absent manifest error.

~~“Term RFR Adjustment” means with respect to Term RFR Loans, the applicable adjustment set forth in the table below:~~

~~Term RFR~~	~~Interest Period~~	~~Adjustment to Term RFR~~
~~Term CORRA Reference Rate~~	~~1 month~~	~~0.29547~~	%
~~Term CORRA Reference Rate~~	~~3 month~~	~~0.32138~~	%

“Term RFR Administrator” means the Term CORRA Reference Rate Administrator.

“Term RFR Borrowing” means a Borrowing comprised of Term RFR Loans.

“Term RFR Loan” means a Loan that bears interest at a rate based on the Term RFR.

“Term RFR Option” means the option of the Borrower to have Loans bear interest at the ~~Adjusted~~ Foreign Currency Rate applicable to Canadian Dollars.

“Term SOFR” means for any calculation with respect to a Term SOFR Loan, a rate per annum equal to the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Term SOFR Lookback Day”) that is two SOFR Business Days prior to the first day of such Interest Period (and rounded to the nearest 1/100,000th (one hundred-thousandth) of a percentage point (or five decimal points)), as such rate is published by the Term SOFR Administrator; provided, however, that, if as of 5:00 p.m. (New York City time) on any Term SOFR Lookback Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding SOFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding SOFR Business Day is not more than three SOFR Business Days prior to such Term SOFR Lookback Day, and for any calculation with respect to a ABR Loan, the Term SOFR Reference Rate for a tenor of one month on the day that is two SOFR Business Days prior to the date the Alternate Base Rate is determined, subject to the proviso provided above; provided, further, however, that, if Term SOFR as determined above would be less than 0%, Term SOFR shall be deemed to be 0%.

“Term SOFR Administrator” means CME (or a successor administrator of the Term SOFR Reference Rate, as selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Borrowing” means a Borrowing comprised of Term SOFR Loans.

“Term SOFR Loan” means each Loan bearing interest at a rate based upon ~~Adjusted~~ Term SOFR (other than pursuant to clause (c) of the definition of “Alternate Base Rate”).

“Term SOFR Lookback Day” has the meaning assigned to such term in the definition of “Term SOFR.”

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Testing Period” means a single period consisting of the four consecutive fiscal quarters of the Company then last ended (whether or not such quarters are all within the same fiscal year), except that if a particular provision of this Agreement indicates that a Testing Period shall be of a different specified duration, such Testing Period shall consist of the particular fiscal quarter or quarters then last ended that are so indicated in such provision.

“TONAR” means, with respect to any Business Day, a rate per annum equal to the Tokyo Overnight Average Rate for such Business Day published by the TONAR Administrator on the TONAR Administrator’s Website.

“TONAR Administrator” means the Bank of Japan (or any successor administrator of the Tokyo Overnight Average Rate).

“TONAR Administrator’s Website” means the Bank of Japan’s website, currently at http://www.boj.or.jp, or any successor source for the Tokyo Overnight Average Rate identified as such by the TONAR Administrator from time to time.

“Total Leverage Ratio” means, for any Testing Period, the ratio of (i) Consolidated Net Indebtedness to (ii) Consolidated EBITDA, calculated on a Pro Forma Basis.

“Transactions” means the execution, delivery and performance by the Borrowers and the other Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to ~~Adjusted~~ Term SOFR, the Alternate Base Rate or the ~~Adjusted~~ Foreign Currency Rate.

“UK” or “United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.

“UK Bail-In Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Borrower” means a Borrower incorporated in the United Kingdom.

“UK CTA 2009” means the Corporation Tax Act 2009 of the United Kingdom.

“UK DTTP Filing” means an HM Revenue & Customs Form DTTP2 duly completed and filed by the UK Borrower.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK ITA 2007” means the Income Tax Act 2007 of the United Kingdom.

“UK Qualifying Lender” means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is: (i) a Lender: (a) which is a bank (as defined for the purpose of section 879 of the UK ITA 2007) making an advance under a Loan Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payment apart from section 18A of the UK CTA 2009; or (b) in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the UK ITA 2007) at the time that that advance was made and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or (ii) a Lender which is: (a) a company resident in the United Kingdom for United Kingdom tax purposes; (b) a partnership, each member of which is: (A) a company so resident in the United Kingdom, or (B) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA 2009; (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA 2009) of that company; or (iii) a UK Treaty Lender.

“UK Tax Deduction” means any deduction or withholding for, or on account of, Tax imposed by the UK.

“UK Treaty Lender” means a Lender which (i) is treated as a resident of a jurisdiction that has a double tax agreement with the UK which makes provision for full exemption from Tax imposed by the UK on interest payments (a “UK Treaty”), (ii) does not carry on a business in the UK through a permanent establishment with which that Lender’s participation in any Loan is effectively connected, and (iii) meets all other conditions in the relevant UK Treaty or domestic law for full exemption from Taxes imposed by the UK on interest payable to that Lender under the Loan Documents, subject to the completion of, and continued compliance with, any necessary procedural formalities, except that it shall be assumed for these purposes that there is no special relationship between any UK Borrower and a Lender or between any UK Borrower and a Lender and another person.

“Unrestricted Cash” means, at any time of determination, the sum of (i) the aggregate amount of all cash deposits of the Company and its Subsidiaries maintained in any demand deposit account, and (ii) the aggregate monetary value of all money market funds of the Company and its Subsidiaries maintained in any account of a securities intermediary, to the extent such cash deposits and money market funds are free of any Lien or other encumbrance (other than (x) customary Liens arising in the ordinary course of business which the depository institution may have with respect to any right of offset against funds in such account, and (y) customary holds for uncollected deposits).

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“VAT” means (a) any value added tax imposed by the United Kingdom Value Added Tax Act 1994; and (b) any other Tax of a similar nature, whether imposed in the UK in substitution for, or levied in addition to, such Tax referred to in paragraph (a) hereof, or imposed elsewhere.

“Voting Power” means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule, (b) in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers and (c) in relation to any other applicable Bail-In Legislation, (i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers and (ii) any similar or analogous powers under that Bail-In Legislation.

“Yen” or “¥” mean the lawful currency of Japan.

Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term SOFR Loan”) or by Class and Type (e.g., a “Term SOFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term SOFR Borrowing”) or by Class and Type (e.g., a “Term SOFR Revolving Borrowing”).

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) the word “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organization.

Section 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that whether a lease constitutes a capital lease or an operating lease shall be determined based on GAAP as in effect on December 31, 2018, notwithstanding any modification or interpretative change thereto after such date (including without giving effect to any treatment of leases under Accounting Standards Codification 842 (or any other Accounting Standards Codification or Financial Accounting Standard having or purporting to have a similar result or effect)); provided further that, if the Company notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Borrower or any Subsidiary at “fair value”, as defined therein.

Section 1.05 Currency Equivalents. Except as otherwise specified herein, all references herein or in any other Loan Document to a Dollar amount shall mean such amount in Dollars or, if the context so requires, the Dollar Equivalent of such amount in any Designated Foreign Currency. The Dollar Equivalent of any amount shall be determined in accordance with the definition of “Dollar Equivalent”; provided, however, that, notwithstanding the foregoing or anything elsewhere in this Agreement to the contrary, in calculating the Dollar Equivalent of any amount for purposes of determining (i) a Borrower’s obligation to prepay Loans or cash collateralize Letters of Credit pursuant to Section 2.06(j), or (ii) a Borrower’s ability to request additional Loans or Letters of Credit pursuant to the Commitments, the Administrative Agent shall calculate the Dollar Equivalent of each such amount on the date of each Borrowing, conversion or continuation of any Borrowing or issuance of any Letter of Credit hereunder and on the date of any payment or prepayment of any Loans or reimbursement of any Letter of Credit and, in addition, the Administrative Agent may, in the case of either of the foregoing, in its discretion, calculate the Dollar Equivalent of any such amount on any other proximate Business Day selected by the Administrative Agent.

Section 1.06 Rates. The interest rate on Loans may be determined by reference to a benchmark rate that is, or may in the future become, the subject of regulatory reform or cessation. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Alternate Base Rate, ~~Adjusted~~ Term SOFR, any Daily Simple RFR, EURIBOR, the Term RFR or any ~~Adjusted~~ Foreign Currency Rate, or, in each case, any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Alternate Base Rate, ~~Adjusted~~ Term SOFR, any Daily Simple RFR, EURIBOR, the Term RFR, any ~~Adjusted~~ Foreign Currency Rate or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Base Rate, ~~Adjusted~~ Term SOFR, any Daily Simple RFR, EURIBOR, the Term RFR or any ~~Adjusted~~ Foreign Currency Rate, or, in each case, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, ~~Adjusted~~ Term SOFR, any Daily Simple RFR, EURIBOR, the Term RFR, any ~~Adjusted~~ Foreign Currency Rate or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such benchmark rate (or component thereof) provided by any such information source or service. In connection with the use or administration of ~~Adjusted~~ Term SOFR, any Daily Simple RFR, EURIBOR, the Term RFR or any ~~Adjusted~~ Foreign Currency Rate the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Company and the Lenders of the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use or administration of ~~Adjusted~~ Term SOFR, any Daily Simple RFR, EURIBOR, the Term RFR or any ~~Adjusted~~ Foreign Currency Rate.

Section 1.07 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under the Delaware Limited Liability Company Act (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person that is a limited liability company becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

THE CREDITS

Section 2.01 Commitments. Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make Revolving Loans to any Revolving Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment, (ii) the sum of the total Revolving Credit Exposures exceeding the total Revolving Commitments or (iii) the aggregate principal amount of the Revolving Loans dominated in Designated Foreign Currencies exceeding the Foreign Currency Sublimit. Within the foregoing limits and subject to the terms and conditions set forth herein, the Revolving Borrowers may borrow, prepay and reborrow Revolving Loans.

Section 2.02 Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Revolving Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(a) Subject to Section 2.23, each Revolving Borrowing shall be comprised entirely of (x) ABR Loans or Term SOFR Loans (in each case, denominated in Dollars) or (y) Foreign Currency Loans (denominated in a Designated Foreign Currency), as the Revolving Borrowers may request in accordance herewith. Each Swingline Loan shall be an ABR Loan unless otherwise agreed in accordance with Section 2.13(a). Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

(b) At the commencement of each Interest Period for any Term SOFR Revolving Borrowing or Foreign Currency Borrowing, such Borrowing shall be in an amount that is an integral multiple of $1,000,000 (or the Dollar Equivalent thereof in any Designated Foreign Currency) and not less than $1,000,000 (or the Dollar Equivalent thereof in any Designated Foreign Currency). At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $100,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that (i) if there are two or more Borrowings on a single day by a Borrower that consist of Term SOFR Loans and/or Foreign Currency Loans, each such Borrowing shall have a different initial Interest Period, and (ii) at no time shall there be more than thirty (30) Borrowings of Term SOFR Loans and Foreign Currency Loans, in the aggregate, outstanding.

(c) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date.

Section 2.03 Requests for Borrowings. To request a Borrowing, the applicable Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Term SOFR Borrowing, not later than 1:00 p.m., New York City time, three Business Days (or, in the case of a Term SOFR Borrowing on the Closing Date, two Business Days) before the date of the proposed Borrowing, (b) in the case of a Foreign Currency Borrowing (other than a Foreign Currency Borrowing denominated in Yen), not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing, (c) in the case of a Foreign Currency Borrowing denominated in Yen, not later than 1:00 p.m., New York City time, four Business Days before the date of the proposed Borrowing or (d) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing, and any notice of a Swingline Loan Borrowing shall be made in accordance with Section 2.05(b). Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit E or such other form approved by the Administrative Agent (each, a “Borrowing Request”) and signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing, a Term SOFR Borrowing or a Foreign Currency Borrowing, and, if applicable, the Designated Foreign Currency applicable thereto;

(iv) in the case of a Term SOFR Borrowing or a Foreign Currency Borrowing (other than a Foreign Currency Borrowing denominated in an RFR Currency), the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term SOFR Borrowing or Foreign Currency Borrowing (other than a Foreign Currency Borrowing denominated in an RFR Currency), then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 Incremental Facilities. On one or more occasions at any time after the Closing Date, the Borrowers may by written notice to the Administrative Agent elect to request (A) an increase to the existing Revolving Commitments (any such increase, the “Incremental Revolving Commitments”) and/or (B) the establishment of one or more new term loan commitments (the “Incremental Term Loan Commitments”, together with the Incremental Revolving Commitments, the “Incremental Commitments”), in an aggregate amount not to exceed the greater of (i) $~~1,150,000,000~~1,365,000,000 and (ii) 100% of Consolidated EBITDA for the most recently ended Testing Period for which a Compliance Certificate has been delivered in accordance with Section 5.01(c). Each such notice shall specify the date (each, an “Increased Amount Date”) on which the applicable Borrowers propose that such Incremental Commitments shall be effective, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent. The Administrative Agent and/or its Affiliates shall use commercially reasonable efforts, with the assistance of the Borrowers, to arrange a syndicate of Lenders willing to hold the requested Incremental Commitments; provided that (x) any Incremental Commitments on any Increased Amount Date shall be in the minimum aggregate amount of $10,000,000, (y) any Lender approached to provide all or a portion of the Incremental Commitments may elect or decline, in its sole discretion, to provide an Incremental Commitment, and (z) any Lender or other Person that is an Eligible Assignee (each, an “Incremental Revolving Loan Lender” or “Incremental Term Loan Lender,” as applicable) to whom any portion of such Incremental Commitment shall be allocated shall be subject to the approval of the Borrowers and the Administrative Agent, and, if an Incremental Revolving Commitment, the Issuing Bank and the Swingline Lender (each of which approvals shall not be unreasonably withheld), unless such Incremental Revolving Loan Lender or Incremental Term Loan Lender is an existing Lender.

The terms and provisions of any Incremental Revolving Commitments shall be identical to the existing Revolving Commitments. The terms and provisions of any Incremental Term Loan Commitments and any Incremental Term Loans shall provide that the maturity date of any Incremental Term Loan shall be no earlier than the Revolving Maturity Date (but may have scheduled amortization payments prior to such date).

The effectiveness of any Incremental Commitments and the availability of any borrowings under any such Incremental Commitment shall be subject to the satisfaction of the following conditions precedent: (x) after giving pro forma effect to such Incremental Commitments and borrowings and the use of proceeds thereof, (i) no Default or Event of Default shall exist and (ii) as of the last day of the most recent month for which financial statements have been delivered pursuant to Section 5.01, the Company would have been in compliance with the Financial Covenants that are applicable at such time; (y) the representations and warranties made or deemed made by the Borrowers in any Loan Document shall be true and correct in all material respects on the effective date of such Incremental Commitments except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents; and (z) the Administrative Agent shall have received each of the following, in form and substance reasonably satisfactory to the Administrative Agent: (i) if not previously delivered to the Administrative Agent, copies certified by the Secretary or Assistant Secretary of (A) all corporate or other necessary action taken by the Borrowers to authorize such Incremental Commitments and (B) all corporate, partnership, member, or other necessary action taken by each Subsidiary Guarantor authorizing the Subsidiary Guaranty by such Subsidiary Guarantor of such Incremental Commitments; (ii) a customary opinion of counsel to the Borrowers and the Subsidiary Guarantors (which may be in substantially the same form as delivered on the Closing Date and may be delivered by internal counsel of the Borrowers), and addressed to the Administrative Agent and the Lenders, and (iii) if requested by any Lender, new notes executed by the applicable Borrowers payable to any new Lender, and replacement notes executed by the applicable Borrowers payable to any existing Lenders.

On any Increased Amount Date on which Incremental Revolving Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Revolving Lenders shall assign to each of the Incremental Revolving Loan Lenders, and each of the Incremental Revolving Loan Lenders shall purchase from each of the Revolving Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Revolving Lenders and Incremental Revolving Loan Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such Incremental Revolving Commitments to the Revolving Commitments, (b) each Incremental Revolving Commitment shall be deemed for all purposes a Revolving Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Loan and (c) each Incremental Revolving Loan Lender shall become a Lender with respect to its Incremental Revolving Commitment and all matters relating thereto.

On any Increased Amount Date on which any Incremental Term Loan Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (i) each Incremental Term Loan Lender shall make a Loan to the applicable Borrowers (an “Incremental Term Loan”) in an amount equal to its Incremental Term Loan Commitment, and (ii) each Incremental Term Loan Lender shall become a Lender hereunder with respect to the Incremental Term Loan Commitment and the Incremental Term Loans made pursuant thereto.

The Administrative Agent shall notify the Lenders promptly upon receipt of a Borrower’s notice of each Increased Amount Date and in respect thereof (y) the Incremental Revolving Commitments and the Incremental Revolving Loan Lenders or the Incremental Term Loan Commitments and the Incremental Term Loan Lenders, as applicable, and (z) in the case of each notice to any Revolving Lender, the respective interests in such Revolving Lender’s Revolving Loans, in each case subject to the assignments contemplated by this Section.

The upfront fees payable to the Incremental Revolving Loan Lenders and/or Incremental Term Loan Lenders shall be determined by the applicable Borrowers and the applicable Incremental Revolving Loan Lenders and/or Incremental Term Loan Lenders.

The Incremental Commitments shall be effected pursuant to one or more Additional Credit Extension Amendments executed and delivered by the applicable Borrowers and the Incremental Revolving Loan Lender or Incremental Term Loan Lender, as applicable, and the Administrative Agent, and each of which shall be recorded in the Register. Each Additional Credit Extension Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Company, to effect the provisions of this Section 2.04.

Section 2.05 Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to any Revolving Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $300,000,000, (ii) the Revolving Credit Exposure of any Lender exceeding its Revolving Commitment or (iii) the sum of the total Revolving Credit Exposures exceeding the total Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, each Revolving Borrower may borrow, prepay and reborrow Swingline Loans.

(a) To request a Swingline Loan, a Revolving Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from such Revolving Borrower. The Swingline Lender shall make each Swingline Loan available to such Revolving Borrower by means of a credit to the general deposit account of such Revolving Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(b) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Revolving Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Revolving Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Revolving Loans made by such Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Revolving Borrowers of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from any Revolving Borrower (or other party on behalf of any Revolving Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to such Revolving Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve any Revolving Borrower of any default in the payment thereof.

Section 2.06 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, a Revolving Borrower may request the issuance of Letters of Credit, denominated and payable in Dollars or any Designated Foreign Currency, as the applicant thereof for the support of its or any Subsidiary’s obligations, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Revolving Borrower to, or entered into by a Revolving Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Designated Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions Laws and Regulations that would result in a violation of any Sanctions Laws and Regulations by any party to this Agreement or (ii) in any other manner that would result in a violation of any Sanctions Laws and Regulations by any party to this Agreement. Each Existing Letter of Credit shall be deemed to be a letter of credit issued under this Agreement and entitled to the benefits of a Letter of Credit issued hereunder.

(a) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), a Revolving Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than three Business Days or such shorter period as may be agreed by the Administrative Agent and the Issuing Bank) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, such Revolving Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit such Revolving Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed the Dollar Equivalent of $50,000,000, (ii) the Revolving Credit Exposure of any Lender shall not exceed its Revolving Commitment, (iii) the sum of the total Revolving Credit Exposures shall not exceed the total Revolving Commitments and (iv) the aggregate principal amount of the Revolving Loans dominated in Designated Foreign Currencies shall not exceed the Foreign Currency Sublimit.

(b) Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension, which renewals or extensions, subject to clause (ii) hereof, may be automatic pursuant to the terms of such Letter of Credit so long as the Issuing Bank shall have the right to prevent such renewal or extension at least once in each twelve month period) and (ii) the date that is five Business Days prior to the Revolving Maturity Date. Notwithstanding the foregoing, a Letter of Credit may have an expiration date that is not more than twelve (12) months after the Revolving Maturity Date so long as (x) the applicable Revolving Borrower shall provide cash collateral to the Administrative Agent pursuant to and in accordance with Section 2.06(j) on or prior to forty-five (45) days before the Revolving Maturity Date in an amount equal to 102% of the LC Exposure with respect to all such Letters of Credit with expiry dates after the Revolving Maturity Date, (y) the obligations of the applicable Revolving Borrower under this Section 2.06 in respect of such Letters of Credit shall survive the Revolving Maturity Date and shall remain in effect until no such Letters of Credit remain outstanding and (z) each Lender shall remain obligated hereunder, to the extent any such cash collateral, the application thereof or reimbursement in respect thereof is required to be returned to the applicable Revolving Borrower by the Administrative Agent after the Revolving Maturity Date until no such Letters of Credit remain outstanding.

(c) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Revolving Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Revolving Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the applicable Revolving Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the applicable Revolving Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(d) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Revolving Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent, in Dollars or in the applicable Designated Foreign Currency in which such Letter of Credit is denominated, an amount equal to such LC Disbursement not later than 12:00 noon,

New York City time, on the date that such LC Disbursement is made, if such Revolving Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by such Revolving Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that such Revolving Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that such Revolving Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that such Revolving Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that, other than in the case of a Letter of Credit denominated in any Designated Foreign Currency, such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount (or the Dollar Equivalent of such amount) and, to the extent so financed, such Revolving Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the applicable Revolving Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from such Revolving Borrower in respect thereof and such Lender’s Revolving Percentage thereof. Promptly (which, in the case of an LC Disbursement made in a Designated Foreign Currency, may be up to 3 Business Days) following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Revolving Percentage of the payment then due from such Revolving Borrower, in Dollars or in the applicable Designated Foreign Currency in which such Letter of Credit is denominated, in the same manner as provided in Section 2.07 with respect to Revolving Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the applicable Revolving Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve any Revolving Borrower of its obligation to reimburse such LC Disbursement.

(e) Obligations Absolute. Each Revolving Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, such Revolving Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to any Revolving Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by such Revolving Borrower to the extent permitted by applicable law) suffered by such Revolving Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(f) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the applicable Revolving Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the applicable Revolving Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(g) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the applicable Revolving Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Revolving Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if such Revolving Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

(h) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Revolving Borrowers, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Revolving Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(c). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(i) Cash Collateralization. If (A) any Event of Default shall occur and be continuing, on the Business Day that any Revolving Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, or (B) required by Section 2.06(c), such Revolving Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash equal to 102% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrowers described in Section 7.01(h) or (i). Such deposit shall be held by the Administrative Agent for the satisfaction of the LC Exposure and as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations. If a Revolving Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Revolving Borrower within three Business Days after all Events of Default have been cured or waived.

Section 2.07 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds, in Dollars or the applicable Designated Foreign Currency, by 12:00 noon (or, in the case of an ABR Loan requested for that same day, 2:00 p.m.), New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrowers by promptly crediting the amounts so received, in like funds, to the account or accounts designated by the applicable Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(a) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.08 Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term SOFR Borrowing or Foreign Currency Borrowing (other than a Foreign Currency Borrowing denominated in an RFR Currency), shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, a Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term SOFR Borrowing or a Foreign Currency Borrowing, may elect Interest Periods therefor, all as provided in this Section; provided, however, that (i) no Foreign Currency Borrowing may be converted into an ABR Borrowing, a Term SOFR Borrowing or a Foreign Currency Borrowing that is denominated in a different Designated Foreign Currency, and (ii) any conversion of a Term SOFR Borrowing into an ABR Borrowing shall be made on, and only on, the last day of an Interest Period for such Term SOFR Loans. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(a) To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such request by telephone (i) in the case of a conversion from or continuation of a Term SOFR Borrowing, not later than 1:00 p.m., New York City time, two Business Days before the date of the proposed Borrowing, (ii) in the case of a conversion from or continuation of a Foreign Currency Borrowing, not later than 1:00 p.m., New York City time, three Business Days (or in the case of a Foreign Currency Borrowing designated in Yen, four Business Days) before the date of the proposed Borrowing, and (iii) in the case of a conversion to an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by such Borrower.

(b) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing, a Term SOFR Borrowing or a Foreign Currency Borrowing; and

(iv) if the resulting Borrowing is a Term SOFR Borrowing or a Foreign Currency Borrowing (other than a Foreign Currency Borrowing denominated in an RFR Currency), the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term SOFR Borrowing or Foreign Currency Borrowing (other than a Foreign Currency Borrowing denominated in an RFR Currency) but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(c) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(d) If a Borrower fails to deliver a timely Interest Election Request with respect to a Term SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. If a Borrower fails to deliver a timely Interest Election Request with respect to a Foreign Currency Borrowing prior to the end of the Interest Period applicable thereto, then such Borrower shall be required to repay such Foreign Currency Borrowing in full. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the applicable Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing under the Revolving Facility may be converted to or continued as a Term SOFR Borrowing or Foreign Currency Borrowing and (ii) unless repaid, each Term SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) each Foreign Currency Borrowing shall be required to be repaid in full.

Section 2.09 Termination and Reduction of Commitments. (a) Unless previously terminated, the Revolving Commitments shall terminate on the Revolving Maturity Date.

(a) The Revolving Borrowers may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $50,000,000 and (ii) the Revolving Borrowers shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the sum of the Revolving Credit Exposures would exceed the total Revolving Commitments.

(b) The Revolving Borrowers shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the Closing Date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by a Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Revolving Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Revolving Borrowers (by notice to the Administrative Agent on or prior to the specified closing date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments under the Revolving Facility shall be made ratably among the Lenders in accordance with their respective Commitments under the Revolving Facility.

Section 2.10 Repayment of Loans; Evidence of Debt. (a) Each Revolving Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender, the then unpaid principal amount of each Revolving Loan on the Revolving Maturity Date and each Revolving Borrower hereby unconditionally promises to pay (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that, on each date that a Revolving Borrowing is made, the Revolving Borrowers shall repay all Swingline Loans then outstanding.

(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(c) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(d) Any Lender or the Swingline Lender may request that Loans made by it be evidenced by one or more promissory notes in substantially the form of (i) Exhibit D-1, in the case of any Revolving Loan or (ii) Exhibit D-2, in the case of any Swingline Loan. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender one or more promissory notes payable to such Lender or the Swingline Lender and its registered assigns in substantially the form of Exhibit D-1 or Exhibit D-2, as applicable. Thereafter, the Loans evidenced by such promissory note(s) and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns.

Section 2.11 Prepayment of Loans. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (except as provided in Section 2.16), subject to prior notice in accordance with paragraph (b) of this Section.

(a) The applicable Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Term SOFR Borrowing or a Foreign Currency Borrowing, not later than 1:00 p.m., New York City time, two Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 1:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type and Class as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the applicable Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

(b) If at any time, solely as a result of fluctuations in currency exchange rates, the sum of the total Revolving Credit Exposures exceeds 105% of the total Revolving Commitments, the Borrowers shall immediately repay Borrowings or cash collateralize LC Exposure pursuant to Section 2.06(j), as applicable, in an aggregate principal amount equal to such excess.

Section 2.12 Fees. (a) From the Closing Date until the last day of the Availability Period, the Revolving Borrowers agree to pay to the Administrative Agent, for the account of each Revolving Lender, a commitment fee for the period from and including the Closing Date to the last day of the Availability Period, computed at the Commitment Fee Rate on the daily amount of the Available Revolving Commitment of such Revolving Lender during the period for which payment is made, payable quarterly in arrears on the first day of each January, April, July and October of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the Closing Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(a) The Revolving Borrowers agree to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Term SOFR Revolving Loans (or Foreign Currency Loans in the case of a Letter of Credit denominated in a Designated Foreign Currency) on the daily amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Revolving Borrowers and the Issuing Bank on the daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times specified in the Administrative Agent Fee Letter or as otherwise separately agreed upon between the Borrowers and the Administrative Agent.

(c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the applicable Lenders. Fees paid shall not be refundable under any circumstances.

Section 2.13 Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate. Swingline Loans shall bear interest (i) at a rate of interest agreed to in writing by the Company and the Swingline Lender or (ii) if such rate of interest is not agreed upon, the Alternate Base Rate plus the Applicable Rate.

(a) The Loans comprising each Term SOFR Borrowing shall bear interest at ~~Adjusted~~ Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(b) The Loans comprising each Foreign Currency Borrowing shall bear interest at the ~~Adjusted~~ Foreign Currency Rate for the Interest Period in effect, if applicable, for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing, all overdue Obligations (which shall include all Obligations following an acceleration under Section 7.01, including an automatic acceleration) shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) Except as otherwise specified in this Agreement, all interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, ~~Adjusted~~ Term SOFR and ~~Adjusted~~ Foreign Currency Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.14 [Reserved].

Section 2.15 Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in ~~Adjusted~~ Term SOFR or the ~~Adjusted~~ Foreign Currency Rate) or the Issuing Bank;

(ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (f) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any Term SOFR Loan or Foreign Currency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the applicable Borrower will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered; provided that no Borrower shall be obligated to pay any such compensation unless the Lender or other Recipient requesting such compensation is also requesting compensation as a result of such Change in Law from other similarly situated customers under agreements relating to similar credit transactions that include provisions similar to this Section 2.15(a).

(b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the applicable Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered; provided that no Borrower shall be obligated to pay any such compensation unless the Lender or other Recipient requesting such compensation is also requesting compensation as a result of such Change in Law from other similarly situated customers under agreements relating to similar credit transactions that include provisions similar to this Section 2.15(b).

(c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. Such Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies such Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Term SOFR Loan or Foreign Currency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term SOFR Loan or Foreign Currency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term SOFR Loan or Foreign Currency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), or (d) the assignment of any Term SOFR Loan or Foreign Currency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.19, then, in any such event, such Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (excluding loss of anticipated profits), including, without limitation, costs associated with foreign currency hedging obligations incurred by such Lender in connection with any Foreign Currency Loan. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 2.17 Payments Free of Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(a) Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(b) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(c) Indemnification. The applicable Borrower shall indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that such Borrower shall not be required to compensate any Recipient pursuant to this Section 2.17(d) for any interest, additions to tax or penalties that accrue as a result of such Recipient’s failure to request an indemnity within 270 days after the earlier of the date such Recipient first acquired knowledge that the relevant Indemnified Taxes are payable or received written notification from such Borrower that such Indemnified Taxes are potentially payable. Any Recipient claiming indemnity pursuant to this Section 2.17(d) shall notify the Borrowers of the imposition of the relevant Indemnified Taxes as soon as reasonably practicable after the Recipient becomes aware of such imposition. A certificate as to the amount of such payment or liability delivered to the applicable Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(e) Status of Lenders. (i) Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such information or properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other information and documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient.

(ii) Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,

(A) any Recipient that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Recipient becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals or certified copies of IRS Form W-9 certifying that such Recipient is exempt from U.S. Federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals or certified copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals or certified copies of IRS Form W-8ECI claiming that specified payments (as applicable) hereunder or any other Loan Documents (as applicable) constitute income that is effectively connected with such Foreign Lender’s conduct of a trade or business in the United States or IRS Form W-8EXP;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals or certified copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals or certified copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals or certified copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Recipient under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to such Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)

(A) A UK Treaty Lender and each UK Borrower which makes a payment to which that UK Treaty Lender is entitled shall cooperate in completing any procedural formalities necessary for that UK Borrower to obtain authorization to make that payment without withholding tax (or with a reduced rate of withholding tax) imposed by the United Kingdom on interest. Without limiting the generality of the foregoing (except as expressly set out below):

(1) Each Lender that is a UK Treaty Lender and does not hold (and has not applied for or does not intend to apply for), cannot use or does not wish to use a passport under the HMRC Double Taxation Treaty Passport scheme undertakes to cooperate to process as soon as reasonably practicable the appropriate HMRC Form DT-Company to enable interest on any Loan made by it to the applicable UK Borrower to be paid to it without any UK Tax Deduction.

(2) Each Lender that is a UK Treaty Lender that holds a passport under the HMRC Double Taxation Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 1.01(a) (or, if the Lender is not a party to this Agreement as a Lender on the date of this Agreement, in the Assignment and Assumption (or any other documentation) which it executes on becoming a Lender), and having done so, the Lender shall be treated as having complied with its obligation pursuant to Section 2.17(f)(iii)(A) above.

(B) If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (A)(2) above and, in respect of a UK Borrower which makes a payment to which that Lender is entitled, (i) that UK Borrower has not made a UK DTTP Filing in respect of that Lender; or (ii) that UK Borrower has made a UK DTTP Filing in respect of that Lender but that UK DTTP Filing has been rejected by HM Revenue & Customs, or (iii) HM Revenue & Customs has given that UK Borrower authority to make payments to that Lender without a UK Tax Deduction but such authority has subsequently been revoked or expired; or (iv) HM Revenue & Customs has not given that UK Borrower authority to make payments to that Lender without a UK Tax Deduction within 60 days of the date of the UK DTTP Filing, and, in each case, that UK Borrower has notified that Lender in writing, that Lender and that UK Borrower shall co-operate in completing any additional procedural formalities necessary for that UK Borrower to obtain authorization to make that payment without a UK Tax Deduction.

(C) If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (A)(2) above, no Borrower shall make a UK DTTP Filing or file any other form relating to the HMRC Double Taxation Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Loan unless the Lender otherwise agrees.

(D) A Borrower shall, promptly on making a UK DTTP Filing, deliver a copy of that UK DTTP Filing to the Administrative Agent for delivery to the relevant Lender.

(E) A Lender that is a UK Qualifying Lender solely as a result of clause (ii) of the definition of “UK Qualifying Lender” as at the date of this Agreement, confirms that it is a UK Qualifying Lender that falls within clause (ii) of the definition of “UK Qualifying Lender” by entering into this Agreement.

(iv) Each Lender that becomes a Lender after the date of this Agreement shall indicate in the Assignment and Assumption (or other documentation) which it executes on becoming a Lender which of the following categories it falls in: (A) not a UK Qualifying Lender, (B) a UK Qualifying Lender that falls within paragraph (i) of the definition of “UK Qualifying Lender”, (C) a UK Qualifying Lender that falls within paragraph (ii) of the definition of “UK Qualifying Lender”, or (D) a UK Treaty Lender. If a Lender fails to indicate its status in accordance with this paragraph (iv), then such Lender shall be treated for the purposes of this Agreement as if it is not a UK Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform the relevant UK Borrower). For the avoidance of doubt, the documentation which a Lender executes on becoming a party hereto as a Lender shall not be invalidated by any failure of a Lender to comply with this paragraph (iv).

Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the applicable Borrower and the Administrative Agent in writing of its legal inability to do so. Notwithstanding any other provision of this paragraph (f), a Recipient shall not be required to deliver any form that such Recipient is not legally eligible to deliver.

(f) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund (directly or on an affiliated group basis) of any Taxes (for this purpose, including a credit in lieu of a refund (for the avoidance of doubt, any such credit shall not include a federal foreign tax credit under Code Section 901)) as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g) in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g) VAT.

(i) All amounts expressed to be payable under any Loan Document by any Loan Party to any Lender which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to Section 2.17(h)(ii) below, if VAT is or becomes chargeable on any supply made to any Loan Party by any Lender under a Loan Document and such Lender is required to account to the relevant Tax authority for the VAT, that Loan Party must pay to such Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Lender shall promptly provide an appropriate VAT invoice to that Loan Party).

(ii) If VAT is or becomes chargeable on any supply made by any Lender (the “Supplier”) to any other Supplier (the “Customer”) under a Loan Document, and any party other than the Customer (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Customer in respect of that consideration):

(A) (where the Supplier is the person required to account to the relevant Tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Customer must (where this paragraph (A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Customer receives from the relevant Tax authority which the Customer reasonably determines relates to the VAT chargeable on that supply; and

(B) (where the Customer is the person required to account to the relevant Tax authority for the VAT) the Relevant Party must promptly, following demand from the Customer, pay to the Customer an amount equal to the VAT chargeable on that supply but only to the extent that the Customer reasonably determines that it is not entitled to credit or repayment from the relevant Tax authority in respect of that VAT.

(iii) Where a Loan Document requires any Loan Party to reimburse or indemnify a Lender for any cost or expense, that Loan Party shall reimburse or indemnify (as the case may be) such Lender for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Lender reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant Tax authority.

(iv) Any reference in this Section 2.17(h) to any Loan Party shall, at any time when such Loan Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the United Kingdom’s Value Added Tax Act 1994 or applicable legislation in other jurisdictions having a similar effect).

(v) In relation to any supply made by a Lender to any Loan Party under a Loan Document, if reasonably requested by such Lender, that Loan Party must promptly provide such Lender with details of that Loan Party’s VAT registration and such other information as is reasonably requested in connection with such Lender’s VAT reporting requirements in relation to such supply.

(h) Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i) Defined Terms. For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

Section 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars; provided, however, that (i) with respect to any Foreign Currency Loan, all payments (including prepayments) to any Revolving Lender of the principal of or interest on such Foreign Currency Loan shall be made in the same Designated Foreign Currency as the original Loan, and (ii) with respect to any Letter of Credit issued in a Designated Foreign Currency, all payments with respect to such Letter of Credit shall be made in the same Designated Foreign Currency in which each such Letter of Credit was issued. Each payment (including each prepayment) by a Revolving Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective Revolving Percentages of the Revolving Lenders.

(a) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(b) If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to a Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(c) Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(d) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), Section 2.06(d), Section 2.06(e), Section 2.07(b), Section 2.18(d) or Section 10.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clause (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

Section 2.19 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if a Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(a) If (i) any Lender requests compensation under Section 2.15, or (ii) if a Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or (iii) if any Lender becomes Defaulting Lender, or (iv) any Lender has refused to consent to any proposed amendment, modification, waiver, termination or consent with respect to any provision of this Agreement or any other Loan Document that, pursuant to Section 10.02, requires the consent of all Lenders or each Lender affected thereby and with respect to which Lenders constituting the Required Lenders have consented to such proposed amendment, modification, waiver, termination or consent, or (v) any Lender constitutes a Non-Extending Lender, then such Borrower may, at its sole expense and effort, upon notice to such

Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Borrower shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or such Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments, and (iv) in the case of any such assignment resulting from a Lender’s refusal to consent to a proposed amendment, modification, waiver, termination or consent, the assignee shall approve the proposed amendment, modification, waiver, termination or consent. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the applicable Borrower to require such assignment and delegation cease to apply.

Section 2.20 Defaulting Lenders. (a) Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i) no Defaulting Lender shall be entitled to receive any commitment fee pursuant to Section 2.12(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay at any time any such fee that otherwise would have been required to have been paid to that Defaulting Lender);

(ii) the Commitments and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.02); provided that (x) such Defaulting Lender’s Commitments may not be increased or extended without its consent and (y) the principal amount of, or interest or fees payable on, Loans or LC Disbursements may not be reduced or excused or the scheduled date of payment may not be postponed as to such Defaulting Lender without such Defaulting Lender’s consent;

(iii) if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(A) all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders that are Revolving Lenders in accordance with their respective Revolving Percentages (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that (x) the sum of all such non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments and (y) the conditions set forth in Section 4.02(a) and (b) are satisfied at such time;

(B) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Revolving Borrowers shall within one Business Day following notice by the Administrative Agent, without prejudice to any right or remedy available to them hereunder or under law, (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Bank only the Revolving Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(C) if a Revolving Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, such Revolving Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(c) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(D) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(c) shall be adjusted in accordance with such non-Defaulting Lenders’ Revolving Percentages; and

(E) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized.

(iv) so long as such Revolving Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Revolving Borrowers in accordance with Section 2.20(a)(iii), and participating interests in any newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(a)(iii)(C) (and such Defaulting Lender shall not participate therein).

(b) In the event that the Administrative Agent, the Revolving Borrowers, the Swingline Lender and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Revolving Percentage.

(c) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder; third, to cash collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Banks’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Bank or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or Swingline Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in obligations under any issued Letters of Credit and Swingline Loans are held by the Lenders pro rata in accordance with the commitments under the Revolving Facility without giving effect to Section 2.20(a)(iii). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.20(c) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

Section 2.21 Designation of Additional Revolving Borrowers.

(a) Designation. Subject to the terms and conditions of this Section 2.21, the Company may, at any time or from time to time on or after the Closing Date, upon not less than 5 Business Days’ notice (or such shorter period which is reasonably acceptable to the Administrative Agent) to the Administrative Agent (which shall promptly notify the Lenders thereof), request the designation of a wholly-owned Subsidiary as an Additional Revolving Borrower hereunder. Each such notice shall specify (A) the name of the applicable Subsidiary and (B) its jurisdiction of organization.

(b) Effect of Designation. Upon the satisfaction of the conditions specified in paragraph (c) of this Section 2.21, the applicable designated Additional Revolving Borrower shall become a party to this Agreement as a Revolving Borrower and a Borrower hereunder and, subject to the terms and conditions of this Agreement, such Additional Revolving Borrower shall be entitled to borrow Revolving Loans or request the issuance of Letters of Credit hereunder (and, in each case, such Additional Revolving Borrower shall have and shall assume all of the obligations of a Borrower hereunder). The Administrative Agent shall promptly notify the Lenders of the effectiveness of any such designation.

(c) Conditions to Designation. The designation by the Company of any Subsidiary as an Additional Revolving Borrower hereunder shall be subject to the satisfaction of the following conditions (including delivery to the Administrative Agent of the following documents, each of which shall be reasonably satisfactory to the Administrative Agent in form and substance or may be waived by the Administrative Agent in its sole discretion) and such designation shall become effective on the date on which all such conditions are satisfied (or so waived):

(A) immediately prior to and after giving effect to such designation, no Default shall have occurred and be continuing;

(B) the Administrative Agent shall have received an Additional Revolving Borrower Joinder Agreement, duly completed and executed by the Company, such Additional Revolving Borrower and the Administrative Agent;

(C) the Administrative Agent shall have received a certificate of an Authorized Officer of the Company to the effect that the conditions to such designation set forth in this Section 2.21 shall be satisfied;

(D) the Administrative Agent shall have received such proof of corporate or other action, incumbency of officers, legal opinion and other documents as are consistent with those delivered by the Borrowers pursuant to Section 4.01 on the Closing Date as the Administrative Agent shall reasonably request, all in form, content and scope substantially consistent with those delivered by the Borrowers on the Closing Date; and

(E) to the extent requested by the Administrative Agent or any Lender at least three (3) Business Days in advance of the effectiveness of such designation, the Administrative Agent or such Lender shall have received all documentation and other information with respect to such Subsidiary required by regulatory authorities under applicable “know your customer” rules and regulations, Anti-Money Laundering Laws, Sanctions Laws and Regulations or the Beneficial Ownership Regulation.

(d) Inability to Lend. If (a) by reason of the fact that any Additional Revolving Borrower is organized in, or conducts business in, a jurisdiction outside the United States (including, for purposes of this Section 2.21(d), Puerto Rico) (other than the United Kingdom or the Netherlands), it is unlawful, in the sole determination of any Lender, for such Lender (or its applicable lending office) to make or maintain Loans to such Additional Revolving Borrower or (b) on or after the date hereof, it becomes unlawful for any Lender (or its applicable lending office) to perform any of its obligations as contemplated by this Agreement or make, maintain or fund any of its Loans to any Additional Revolving Borrower, and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Company, whereupon until such Lender notifies the Company and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make or maintain Loans to such Additional Revolving Borrower shall be suspended.

Section 2.22 Extension of Maturity Dates.

(a) Requests for Extension. The applicable Borrower(s) may, by notice to the Administrative Agent (who shall promptly notify the applicable Class of Lenders) not later than 30 days prior to the date of a proposed extension (each such date of such proposed extension, an “Extension Date”), request that each applicable Lender extend the Revolving Maturity Date then in effect for such Lender (the “Applicable Maturity Date”), to a date (the “Extended Maturity Date”) that is at least one year after the Applicable Maturity Date. For the avoidance of doubt, the applicable Borrower(s) may request extensions of any Class without requesting an extension of any other Class.

(b) Lender Elections to Extend. Each Lender of the applicable Class, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date that is 10 days after the date on which the Administrative Agent received the applicable Borrowers’ extension request (the “Lender Notice Date”), advise the Administrative Agent whether or not such Lender agrees to such extension (each Lender of the applicable Class that determines to so extend its Applicable Maturity Date, an “Extending Lender”). Each Lender of the applicable Class that determines not to so extend its Applicable Maturity Date (a “Non-Extending Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Lender Notice Date), and any Lender of the applicable Class that does not so advise the Administrative Agent on or before the Lender Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree, and it is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by any Borrower for extension of the Applicable Maturity Date.

(c) Notification by Administrative Agent. The Administrative Agent shall notify the Borrowers of each applicable Lender’s determination under this Section 2.22 no later than the earlier of (i) the date that is 15 days prior to the applicable Extension Date (or, if such date is not a Business Day, on the next preceding Business Day) and (ii) the date that is 5 days following the applicable Lender Notice Date.

(d) Additional Commitment Lenders. The applicable Borrower(s) shall have the right, but shall not be obligated, on or before the Applicable Maturity Date for any Non-Extending Lender to replace such Non-Extending Lender with, and add as a “Revolving Lender” under this Agreement in place thereof, one or more financial institutions that are Eligible Assignees (each, an “Additional Commitment Lender”) approved by the Administrative Agent and, in the case of an Additional Commitment Lender assuming a new or additional Revolving Commitment, the Issuing Bank and the Swingline Lender in accordance with the procedures provided in Section 2.19(b), each of which applicable Additional Commitment Lenders shall have entered into an Assignment and Assumption (in accordance with and subject to the restrictions contained in Section 10.04, with the applicable Borrower(s) or replacement Lender obligated to pay any applicable processing or recordation fee) with such Non-Extending Lender, pursuant to which such Additional Commitment Lenders shall, effective on or before the Applicable Maturity Date for such Non-Extending Lender, assume a Revolving Commitment (and, if any such Additional Commitment Lender is already a Lender of the applicable Class, its Revolving Commitment so assumed shall be in addition to such Lender’s Revolving Commitment hereunder on such date). The Administrative Agent may effect such amendments to this Agreement as are reasonably necessary to provide for any such extensions with the consent of the applicable Borrower(s) but without the consent of any other Lenders.

(e) Minimum Extension Requirement. If (and only if) the total of the applicable Revolving Commitments of the Lenders of the applicable Class that have agreed to extend their Applicable Maturity Date and the new or increased Revolving Commitments of any Additional Commitment Lenders is more than 50% of the aggregate amount of the Revolving Commitments in effect immediately prior to the applicable Extension Date, then, effective as of the applicable Extension Date, the Applicable Maturity Date of each Extending Lender and of each Additional Commitment Lender of the applicable Class shall be extended to the Extended Maturity Date (except that, if such date is not a Business Day, such Extended Maturity Date shall be the next preceding Business Day), and each Additional Commitment Lender of such Class shall thereupon become a “Revolving Lender” for all purposes of this Agreement and shall be bound by the provisions of this Agreement as a Revolving Lender hereunder and shall have the obligations of a Revolving Lender hereunder.

(f) Conditions to Effectiveness of Extension. Notwithstanding the foregoing, any extension of any Applicable Maturity Date pursuant to this Section 2.22 shall not be effective with respect to any Extending Lender and each Additional Commitment Lender unless (i) no Default or Event of Default shall have occurred and be continuing on the applicable Extension Date and immediately after giving effect thereto; and (ii) the representations and warranties of the Borrowers set forth in this Agreement, and of each Loan Party in each of the other Loan Documents to which it is a party, are true and correct in all material respects (or in all respects if the applicable representation or warranty is qualified by Material Adverse Effect or materiality) on and as of the applicable Extension Date and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such date), as evidenced by delivery of a certificate of a Financial Officer of the Company on the Extension Date.

(g) Maturity Date for Non-Extending Lenders. On the Applicable Maturity Date of each Non-Extending Lender with respect to any Class, (i) to the extent of the Revolving Commitments of each Non-Extending Lender of the relevant Class not assigned to the Additional Commitment Lenders of such Class, the Revolving Commitment of each Non-Extending Lender of such Class shall automatically terminate and (ii) the applicable Borrower(s) shall repay such Non-Extending Lender of such Class in accordance with Section 2.10 (and shall pay to such Non-Extending Lender all of the other Obligations due and owing to it under this Agreement, including any additional amounts required pursuant to Section 2.16) and the Administrative Agent shall administer any necessary reallocation of the applicable Revolving Credit Exposures with respect to Revolving Commitments to the extent necessary to keep outstanding Revolving Loans of the applicable Class ratable with any revised Revolving Percentages of the respective Lenders of such Class effective as of such date (without regard to any minimum borrowing, pro rata borrowing and/or pro rata payment requirements contained elsewhere in this Agreement).

(h) Conflicting Provisions. This Section 2.22 shall supersede any provisions in Section 2.18 or Section 10.02 to the contrary.

Section 2.23 Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Loan Document:

(a) Benchmark Replacement. If any Benchmark Transition Event and its related Benchmark Replacement Date occurs after the date hereof with respect to any then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action by or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, the applicable Benchmark will be replaced with the applicable Benchmark Replacement for all purposes hereunder and under any Loan Document in respect of any Benchmark setting on the later of (i) 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders and the Company (together, if applicable, with an amendment to this Agreement implementing such Benchmark Replacement and any applicable Benchmark Replacement Conforming Changes) or (ii) such other date as may be determined by the Administrative Agent, in each case, without any further action or consent of any other party to this Agreement or any other Loan Document, so long as the Administrative Agent has not received, by such time (or, in the case of clause (ii) above, such time as may be specified by the Administrative Agent as a deadline to receive objections, but in any case, no less than five (5) Business Days after the date such notice is provided to the Lenders and the Company), written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. At any time that the administrator of any then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, each Borrower (or the Company, on behalf of any Borrower) may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until such Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, (i) in the case of any request for a borrowing of, conversion to or continuation of Loans denominated in Dollars, such Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans, and (ii) in the case of any request for a borrowing of, conversion to or continuation of Loans denominated in any Designated Foreign Currency, such Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans denominated in Dollars. During the period referenced in the foregoing sentence, the component of ABR based upon the applicable Benchmark will not be used in any determination of ABR. If the Benchmark Replacement for Loans denominated in Dollars is ~~Adjusted~~ Daily Simple SOFR all interest payments in respect of such Loans will be payable on a quarterly basis.

(b) Benchmark Replacement Conforming Changes. With respect to any Daily Simple RFR, EURIBOR, the Term RFR, ~~Adjusted~~ Term SOFR or any Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section including, without limitation, any determination with respect to a tenor, rate or adjustment, or implementation of any Benchmark Replacement Conforming Changes, the timing of implementation of any Benchmark Replacement or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding on all parties hereto absent manifest error and may be made in its or their, as applicable, sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section, and shall not be a basis of any claim of liability of any kind or nature by any party hereto, all such claims being hereby waived individually by each party hereto.

(d) Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if a then-current Benchmark is a term rate (including ~~Adjusted~~ Term SOFR, EURIBOR and the Term RFR), the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) to remove any tenor of such Benchmark that is unavailable or non-representative for such Benchmark (including any Benchmark Replacement) settings and (ii) if such tenor becomes available or representative, the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) to reinstate any previously removed tenor for such Benchmark (including any Benchmark Replacement) settings.

(e) Temporary Inability to Determine Rates; Alternate Rate of Interest; Illegality.

(i) If, other than in connection with a Benchmark Transition Event, on or prior to the first day of any Interest Period:

(A) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that ~~Adjusted~~ Term SOFR cannot be determined pursuant to the definition thereof; or

(B) the Required Lenders determine that for any reason in connection with any request for a Term SOFR Loan or a conversion thereto or a continuation thereof that ~~Adjusted~~ Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loan under the Revolving Facility, and such Required Lenders have provided notice of such determination to the Administrative Agent;

then, the Administrative Agent will promptly notify the Company and each Lender of such determination. Upon notice thereof by the Administrative Agent to the Company, (A) any obligation of the Lenders to make or continue the applicable Term SOFR Loans or to convert ABR Loans to Term SOFR Loans under the Revolving Facility shall be suspended (to the extent of the affected Interest Periods) until the Administrative Agent revokes such notice and (B) if such determination affects the calculation of the Alternate Base Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate” until the Administrative Agent revokes such notice. Upon receipt of such notice, (i) each Borrower (or the Company, on behalf of any Borrower) may revoke any pending request for a borrowing of, conversion to or continuation of any applicable Term SOFR Loans (to the extent of the affected Term SOFR Loans or affected Interest Periods) under the Revolving Facility or, failing that, such Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans in the amount specified therein and (ii) any outstanding affected Term SOFR Loans under the Revolving Facility will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such conversion, the each Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.16. If the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “~~Adjusted~~ Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on ABR Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate” until the Administrative Agent revokes such determination.

(ii) Illegality.

(A) In the event that any Lender or other Recipient, shall have determined on a reasonable basis (which determination shall be conclusive and binding absent manifest error) at any time, that the making or continuance of any Term SOFR Loan has become unlawful by compliance by such Lender in good faith with any Change in Law, or would conflict with any interpretation thereof not having the force of law but with which such Lender customarily complies, or has become impracticable as a result of a contingency that materially adversely affects the availability of ~~Adjusted~~ Term SOFR, then, and in each such event, such Lender or other Recipient shall (1) on or promptly following such date or time and (2) within ten Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Company and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders or other Recipients). Thereafter, the applicable Borrower (or the Company, on behalf of the Borrower) shall take one of the actions specified in clause (B) below as promptly as possible and, in any event, within the time period required by law.

(B) At any time that any Term SOFR Loan is affected by the circumstances described in clause (A) above, the applicable Borrower (or the Company, on behalf of the Borrower) shall either (i) if the affected Term SOFR Loan is then being made pursuant to a Borrowing, by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender or other Recipient pursuant to clause (A) above, cancel such Borrowing, convert such request for a Borrowing into a request for a Borrowing of ABR Loans or require the affected Lender or other Recipient to make such requested Loan as an ABR Loan, or (ii) if the affected Term SOFR Loan is then outstanding, upon at least one Business Day’s notice to the Administrative Agent, require the affected Lender or other Recipient to convert each such Term SOFR Loan into an ABR Loan; provided, however, that, if more than one Lender or other Recipient is affected at any time, then all affected Lenders or other Recipients must be treated the same pursuant to this Section; provided further that, if such Borrower (or the Company, on behalf of the Borrower) has not taken one of the actions specified in subclause (i) or (ii) of this clause, (a) such request for a Term SOFR Borrowing shall automatically be converted to a request for a Borrowing of ABR Loans and (b) such outstanding Term SOFR Loan shall automatically be converted to a an ABR Loan, in each case, as applicable and upon such specified date. Upon any conversion described in this Section, such Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.16. During the period described in this Section, the interest rate on ABR Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate”.

(f) Certain Provisions Applicable to Affected Currencies: Rate Unascertainable; Increased Costs; Deposits Not Available; Illegality.

(i) Unascertainable; Increased Costs; Deposits Not Available. Solely with respect to any Affected Currency, if at any time:

(A) the Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that (x) the Benchmark applicable to a Loan denominated in an Affected Currency cannot be determined pursuant to the definition thereof, including, without limitation, because such rate for the corresponding applicable Affected Currency is not available or published on a current basis or (y) a fundamental change has occurred in the foreign exchange or interbank markets with respect to such Affected Currency or with respect to such rate (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), or

(B) any Lender determines that for any reason in connection with any request for a Loan denominated in an Affected Currency or a conversion thereto or a continuation thereof that (A) deposits in the applicable Affected Currency are not available to any Lender in connection with such Loan, or are not being offered to banks in the market for the applicable Affected Currency, amount, and Interest Period of such Loan, or (B) the Benchmark for any requested Affected Currency or Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding, establishing or maintaining such Loan and, in each case, such Lender has provided notice of such determination to the Administrative Agent, then the Administrative Agent shall have the rights specified in Section 2.23(f)(iii) below.

(ii) Illegality. If at any time any Lender shall have determined, or any official governmental body shall have asserted, that the making, maintenance or funding of any Loan denominated in an Affected Currency to which any Interest Rate Option applies, or the determination or charging of interest rates based upon any Interest Rate Option has been made impracticable or unlawful, by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any official governmental body or with any request or directive of any such official governmental body (whether or not having the force of Law), or any official governmental body has imposed material restrictions on the authority of such Lender to purchase, sell, or take deposits of any Affected Currency in the applicable interbank market for the applicable Affected Currency, then the Administrative Agent shall have the rights specified in Section 2.23(f)(iii) below.

(iii) Administrative Agent’s and Lender’s Rights. In the case of any event specified in Section 2.23(f)(i) above, the Administrative Agent shall promptly so notify the Lenders and the Company thereof, and in the case of an event specified in Section 2.23(f)(ii) above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Company.

(A) Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (i) the Lenders, in the case of such notice given by the Administrative Agent, or (ii) such Lender, in the case of such notice given by such Lender, to allow any Borrower to select, convert to or renew a Loan under the affected Interest Rate Option in each such Affected Currency shall be suspended (to the extent of the affected Interest Rate Option, or the applicable Interest Periods) until the Administrative Agent shall have later notified the Company, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist.

(B) If at any time the Administrative Agent makes a determination under Section 2.23(f)(i) above, (i) if a Borrower has previously notified the Administrative Agent of its selection of, conversion to or renewal of an affected Interest Rate Option, and such Interest Rate Option has not yet gone into effect, such notification shall with regard to any such pending request for Loans denominated in an Affected Currency, be deemed ineffective (in each case, to the extent of the affected Interest Rate Option, or the applicable Interest Periods), (ii) any outstanding affected Loans denominated in Dollars shall be deemed to have been converted into ABR Loans immediately or, in the case of EURIBOR Loans and Term RFR Loans, at the end of the applicable Interest Period, and (iii) any outstanding affected Loans denominated in an Affected Currency shall, at applicable Borrower’s election, either be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Affected Currency) immediately or, in the case of EURIBOR Loans and Term RFR Loans, at the end of the applicable Interest Period or prepaid in full immediately or, in the case of EURIBOR Loans and Term RFR Loans, at the end of the applicable Interest Period; provided, however that, absent notice from the applicable Borrower of conversion or prepayment, such Loans shall automatically be converted to ABR Loans (in an amount equal to the Dollar Equivalent of such Affected Currency).

(C) If any Lender notifies the Administrative Agent of a determination under Section 2.23(f)(ii) above, the applicable Borrower shall, subject to such Borrower’s indemnification Obligations under the Agreement, as to any Loan of the Lenders to which an affected Interest Rate Option applies, on the date specified in such notice either convert such Loan to an ABR Loan (which shall be, with respect to Loans denominated in an Affected Currency, in an amount equal to the Dollar Equivalent of such Affected Currency) or prepay such Loan in accordance with the Agreement. Absent due notice from such Borrower of conversion or prepayment, such Loan shall automatically be converted to an ABR Loan (which shall be, with respect to Loans denominated in an Affected Currency, in an amount equal to the Dollar Equivalent of such Affected Currency) upon such specified date.

(iv) In the event of any conflict between the terms of this Section 2.23(f), on the one hand, and the terms of Section 2.15, on the other hand, with respect to an Affected Currency, the terms of this Section 2.23(f) shall govern and control.

(g) Certain Defined Terms. As used in this Section 2.23, Section 1.01 and Section 1.06, the following terms have the following meanings:

~~“Adjusted Daily Simple SOFR” means with respect to any Daily Simple SOFR Loan, a rate per annum equal to the sum of (a) Daily Simple SOFR and (b) the SOFR Index Adjustment; provided, however, that, if Adjusted Daily Simple SOFR as determined above would be less than 0%, Adjusted Daily Simple SOFR shall be deemed to be 0%.~~

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date; provided that any tenor for a Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.23(d) shall not be an Available Tenor.

“Benchmark” means, initially, each Relevant Rate; provided that, if a Benchmark Transition Event has occurred with respect to the applicable then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.23(a). Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the relevant then-current Benchmark on the Benchmark Replacement Date; provided that, in the case of any Loan denominated in a Designated Foreign Currency, “Benchmark Replacement” shall mean the alternative set forth in clause (2) below:

(1) ~~Adjusted~~ Daily Simple SOFR; or

(2) the sum of: (a) the alternate benchmark rate selected by the Administrative Agent and the Company as the replacement for the relevant then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the relevant then-current Benchmark for syndicated credit facilities denominated in Dollars or the applicable Designated Foreign Currency, as applicable, at such time (in each case, rounded to the nearest 1/100,000th (one hundred-thousandth) of a percentage point (or five decimal points)) and (b) the related Benchmark Replacement Adjustment; provided that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion;

provided further that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for all purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of a then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in Dollars or the applicable Designated Foreign Currency, as applicable, at such time; provided that, with respect to any Affected Currency, if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of such time and the applicable Unadjusted Benchmark Replacement will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be the Available Tenor that has approximately the same length (disregarding Business Day adjustments) as the payment period for interest calculated with reference to such Unadjusted Benchmark Replacement.

“Benchmark Replacement Conforming Changes” means, with respect to any Daily Simple RFR, EURIBOR, ~~Adjusted~~ Term SOFR, the Term RFR or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “SOFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Company) may be appropriate to reflect the adoption and implementation of any Daily Simple RFR, EURIBOR, ~~Adjusted~~ Term SOFR, the Term RFR or any Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Daily Simple RFR, EURIBOR, ~~Adjusted~~ Term SOFR, the Term RFR or such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Company) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (b) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced therein and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark, or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding Business Day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day (a “Daily Simple SOFR Rate Day”), a rate per annum (rounded to the nearest 1/100,000th (one hundred-thousandth) of a percentage point (or five decimal points)) equal to SOFR for the day (such day, the “Daily Simple SOFR Lookback Day”) that is five SOFR Business Days prior to (i) if such Daily Simple SOFR Rate Day is a SOFR Business Day, such Daily Simple SOFR Rate Day or (ii) if such Daily Simple SOFR Rate Day is not a SOFR Business Day, the SOFR Business Day immediately preceding such Daily Simple SOFR Rate Day, in each case, as and when SOFR for such Daily Simple SOFR Rate Day is published by the SOFR Administrator on the SOFR Administrator’s Website. If by 5:00 pm (New York City time) on the second SOFR Business Day immediately following any Daily Simple SOFR Lookback Day, SOFR in respect of such Daily Simple SOFR Lookback Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such Daily Simple SOFR Lookback Day will be SOFR as published in respect of the first preceding SOFR Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three consecutive Daily Simple SOFR Rate Days; provided, further, however, that, if Daily Simple SOFR as determined above would be less than 0%, Daily Simple SOFR shall be deemed to be 0%. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Company.

“Daily Simple SOFR Lookback Day” has the meaning assigned to such term in the definition of “Daily Simple SOFR.”

“Daily Simple SOFR Rate Day” has the meaning assigned to such term in the definition of “Daily Simple SOFR.”

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to each Relevant Rate.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board and/or the Federal Reserve Bank of New York or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Swiss Francs, the Swiss National Bank, or a committee officially endorsed or convened by the Swiss National Bank or, in each case, any successor thereto, (v) with respect to a Benchmark Replacement in respect of Loans denominated in Yen, the Bank of Japan, or a committee officially endorsed or convened by the Bank of Japan or, in each case, any successor thereto, and (vi) with respect to a Benchmark Replacement in respect of Loans denominated in any other Designated Foreign Currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Rate” means (i) with respect to any Term SOFR Borrowing, ~~Adjusted~~ Term SOFR, and (ii) with respect to any Foreign Currency Borrowing, the applicable rate described in the definition of ~~Adjusted~~ Foreign Currency Rate.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to the Lenders as of the Closing Date and as of the date of each Borrowing, issuance, amendment, renewal or extension of any Letter of Credit (and, as and to the extent required by each of Section 2.04 and Section 2.22, on the effective date of any Incremental Commitments or any Extension Date, as applicable) that:

Section 3.01 Organization; Powers. The Company and each Subsidiary is duly organized, incorporated or established, validly existing and in good standing (if applicable or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its incorporation, establishment, formation or organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.02 Authorization; Enforceability. The Transactions are within each Loan Party’s corporate, partnership, limited liability company or other organizational powers and have been duly authorized by all necessary corporate, partnership, limited liability company or other organizational action. Each of this Agreement and the other Loan Documents to which a Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate (i) any applicable law or regulation (except to the extent such violation could not reasonably be expected to result in a Material Adverse Effect) or (ii) the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or (iii) any material order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Company or any of its Subsidiaries or their assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries and (d) will not result in the creation or imposition of any material Lien on any asset of the Company or any of its Subsidiaries, other than any Permitted Lien.

Section 3.04 Financial Condition; No Material Adverse Change. (a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, retained earnings and cash flows (i) as of and for the fiscal year ended October 31, 2023, audited by KPMG LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended January 31, 2024, certified by one of its Financial Officers. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(a) Since October 31, 2023, no event, development or circumstance has occurred which has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

Section 3.05 Properties. (a) Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes or except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(a) Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.06 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrowers, threatened against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement, the other Loan Documents or the Transactions.

(a) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has become subject to any Environmental Liability, (ii) has received notice of any claim with respect to any Environmental Liability or (iii) knows of any basis upon which the Company or any of its Subsidiaries would reasonably be expected to become subject to any Environmental Liability arising under Environmental Laws as currently in effect.

Section 3.07 Compliance with Laws and Agreements. Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property (including Environmental Laws) and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

Section 3.08 Investment Company Status. Neither the Company nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.09 Taxes. Each of the Company and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed by it and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The excess of the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) as of the date of the most recent financial statements reflecting such amounts, over the fair market value of the assets of such Plan could not reasonably be expected to have a Material Adverse Effect, and the excess of the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) as of the date of the most recent financial statements reflecting such amounts, over the fair market value of the assets of all such underfunded Plans could not reasonably be expected to have a Material Adverse Effect.

Section 3.11 Disclosure. The Company has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, none of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrowers to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that projected financial information prepared by the Borrower or any of its Subsidiaries is only represented herein as being based on good faith estimates and assumptions believed by such persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

Section 3.12 Sanctions Laws and Regulations; Anti-Corruption Laws; PATRIOT Act.

(a) None of the Loan Parties, or to the best of its knowledge any of their respective directors, officers, brokers or other agents acting or benefiting in any capacity in connection with this Agreement, is a Designated Person. None of the Loan Parties and, to the knowledge of the Loan Parties, none of their Affiliates, nor any of their respective directors, officers, brokers or other agents, is in violation in any material respect of any Anti-Money Laundering Laws, Anti-Corruption Laws, or Sanctions Laws and Regulations.

(b) No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will:

(i) violate any applicable Sanctions Laws and Regulations;

(ii) be used, directly or knowingly indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the Anti-Corruption Laws; or

(iii) violate any regulations passed under the USA PATRIOT Act or will violate any Anti-Money Laundering Laws or any enabling legislation or executive order relating thereto or successor statute thereof.

Section 3.13 Federal Reserve Board Regulations. None of the Loan Parties is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purposes of “purchasing” or “carrying” any “Margin Stock” within the respective meanings of such terms under Regulations U, T and X of the Board. No part of the proceeds of the Loans will be used for “purchasing” or “carrying” “Margin Stock” as so defined for any purpose which violates, or which would be inconsistent with, the provisions of, any applicable laws or regulations of any Governmental Authority (including, without limitation, the Regulations of the Board).

Section 3.14 Subsidiaries. As of the Closing Date, Schedule 3.14 sets forth the name and jurisdiction of incorporation of each Material Subsidiary and, as to each such Material Subsidiary, the percentage of each class of Equity Interests owned by the Company and its other Subsidiaries.

Section 3.15 Solvency. As of the Closing Date, the Company and its Subsidiaries, on a consolidated basis, are, and after giving effect to the incurrence of all Loans and Obligations being incurred in connection herewith will be, Solvent.

ARTICLE IV

CONDITIONS

Section 4.01 Closing Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

(a) The Administrative Agent (or its counsel) shall have received from each party thereto either (i) a counterpart of this Agreement, the Subsidiary Guaranty and Notes in favor of each Lender requesting a Note at least three (3) Business Days prior to the Closing Date signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement or such Loan Document) that such party has signed a counterpart of this Agreement or such Loan Document.

(b) The Administrative Agent shall have received:

(i) a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of Latham & Watkins LLP (US), counsel for the Borrowers and the other Loan Parties, in form and substance reasonably acceptable to the Administrative Agent; and

(ii) In respect of Cooper UK, a legal opinion of Jones Day, counsel to the Administrative Agent, as to matters of English law.

The Borrowers hereby request each such counsel to deliver such opinions.

(c) The Administrative Agent shall have received the following items from the Borrowers:

(i) a certificate of good standing for each Loan Party (other than Cooper UK) from the Secretary of State of the state of organization of such Loan Party or comparable official of the jurisdiction of its organization, if applicable, in each case dated not more than thirty (30) days prior to the Closing Date;

(ii) a copy of the formation document and any other organizational documents of each Loan Party, together with all amendments thereto, certified as of a recent date by the appropriate governmental officer in its jurisdiction of incorporation, if applicable (for the avoidance of doubt such certification shall not be applicable for the formation documents of Cooper UK), in each case dated not more than thirty (30) days prior to the Closing Date and certified by an officer of such Loan Party;

(iii) copies, certified by a Secretary or an Assistant Secretary of each Loan Party of the resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for the Administrative Agent) authorizing the Borrowings provided for herein, with respect to the Borrowers, and the execution, delivery and performance of the Loan Documents to be executed and delivered by the Loan Parties;

(iv) incumbency certificates, executed by officers of each Loan Party, which shall identify by name and title and bear the signature of the Persons authorized to sign the Loan Documents on behalf of such Loan Party (and to make borrowings hereunder on behalf of the Borrowers, in the case of the Borrowers), upon which certificate or power of attorney, as applicable, the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrowers;

(v) the most recent quarterly or annual financial statements of the Company;

(vi) a solvency certificate from a Financial Officer of the Company (after giving effect to the Transactions consummated on the Closing Date); and

(vii) a Borrowing Request in accordance with Section 2.03.

(d) The Administrative Agent shall have received all fees (including the upfront fees payable to the Lenders pursuant to the Joint Lead Arranger Fee Letters and the fees payable to the Administrative Agent and PNC Capital Markets LLC pursuant to the Administrative Agent Fee Letter) and other amounts due and payable to the Administrative Agent on or prior to the Closing Date, including, to the extent invoiced at least 3 Business Days prior to the Closing Date, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrowers hereunder, or satisfactory evidence that such fees and amounts will be paid out of the initial Borrowing hereunder.

(e) The Joint Lead Arrangers shall have received all fees payable to the Joint Lead Arrangers pursuant to the Joint Lead Arranger Fee Letters or satisfactory evidence that such fees will be paid out of the initial Borrowing hereunder.

(f) All Indebtedness under the Existing Credit Agreement, together with all interest and all other amounts due and payable with respect thereto, shall be paid in full, and the commitments in respect of such Indebtedness shall be permanently terminated.

(g) The Administrative Agent and the Lenders shall have received all documentation and other information about the Loan Parties as shall have been reasonably requested by the Administrative Agent or such Lender at least 7 days prior to the Closing Date that it shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and Anti-Money Laundering Laws, including without limitation, the USA PATRIOT Act and, if any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Loan Party.

(h) The Administrative Agent shall have received a copy of an amendment to the Existing Term Loan Agreement, including any related documentation, in form and substance reasonably acceptable to the Administrative Agent.

Section 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects (or in all respects if such representation or warranty is qualified by Material Adverse Effect or other materiality qualifier) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date).

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other Obligations payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:

Section 5.01 Financial Statements; Ratings Change and Other Information. The Company will furnish to the Administrative Agent and each Lender:

(a) within 100 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of income, retained earnings and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification, commentary or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 55 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of income retained earnings and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (each, a “Compliance Certificate”), in substantially the form of Exhibit B, (i) certifying as to whether a Default has occurred and is continuing and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance with the applicable Financial Covenants;

(d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, and/or distributed by the Company to its shareholders generally, as the case may be; and

(e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request; provided that the Company shall not be required to deliver confidential information consisting of trade secrets or other proprietary or competitively sensitive information relating to the Company or any of its Subsidiaries and their respective businesses and not constituting financial information.

Any financial statements required to be delivered pursuant to Section 5.01(a) or 5.01(b) above and any information required to be delivered pursuant to Section 5.01(d) above shall be deemed to have been furnished to the Administrative Agent on the date that such financial statement or other information is posted on the SEC’s website at www.sec.gov or the website for the Company.

Section 5.02 Notices of Material Events. The Company will furnish to the Administrative Agent (for distribution to each Lender) prompt written notice, after an Authorized Officer becomes aware of such event, of the following events:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit, investigation or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate (or any adverse change or development in any such action, suit, investigation or proceeding) thereof that, in the good faith judgment of the Company, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(d) any other development (including the incurrence or imposition of Environmental Liability) that, in the good faith judgment of the Company, results in, or could reasonably be expected to result in, a Material Adverse Effect; and

(e) solely to the extent that any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

Each notice delivered under clauses (a) through (d) of this Section 5.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03 Existence; Conduct of Business. Each Borrower will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except to the extent any failure to do so by a Subsidiary could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.02.

Section 5.04 Payment of Obligations. Each Borrower will, and will cause each Subsidiary to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Borrower or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make such payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.05 Maintenance of Properties; Insurance. Each Borrower will, and will cause each Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except to the extent any failure to do so could not reasonably be expected to result in a Material Adverse Effect. Each Borrower will, and will cause each of its Subsidiaries to, maintain insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with the insurance coverage maintained by such Borrower and its Subsidiaries as of the Closing Date, or are of such types and amounts as are customarily carried by Persons engaged in the same or similar business as the Borrowers and their Subsidiaries.

Section 5.06 Books and Records; Inspection Rights. Each Borrower will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Borrower will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided, however, that, without the express prior written approval of each Borrower, no such inspection shall include any intrusive (i.e., “Phase II”) environmental investigations or collection of samples of any environmental media (including air, soil, groundwater, surface water, wastewaters, or building materials); provided further, however, that (i) unless an Event of Default has occurred and is continuing, the Administrative Agent and the Lenders shall be limited to one such visit or inspection in each calendar year and such visit or inspection shall be at the sole cost and expense of the Administrative Agent or applicable Lenders (except that the Administrative Agent may make one such visit during each fiscal year and the reasonable cost and expense thereof shall be borne by the Company) and (ii) in respect of any such discussions with any independent accountants, the Company or such Subsidiary, as the case may be, shall have received reasonable advance notice thereof and a reasonable opportunity to participate therein and the Administrative Agent shall have executed a customary non-reliance letter requested by such independent accountants.

Section 5.07 Compliance with Laws. Each Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, including Environmental Laws, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each Loan Party and each of its Subsidiaries shall maintain in effect policies and procedures designed to promote compliance by each Loan Party, each Subsidiary and their respective directors, managers, officers, employees and agents with applicable Sanctions Laws and Regulations and Anti-Corruption Laws.

Section 5.08 Use of Proceeds and Letters of Credit.

(a) The proceeds of the Revolving Loans incurred on the Closing Date will be used (A) first, to refinance and repay in full all Indebtedness outstanding pursuant to the Existing Credit Agreement and (B) second, in accordance with Section 5.08(b).

(b) On and after the Closing Date, the proceeds of the Loans will be used only for, and Letters of Credit will be issued only to support, general corporate purposes of the Borrowers, including, but not limited to, the funding of acquisitions, investments, redevelopments, expansions, renovations, construction, capital expenditures and working capital needs.

(c) No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

Section 5.09 Additional Subsidiary Guarantors . Within fifty-five (55) days (or such longer period to which the Administrative Agent may agree in its sole discretion) after any Subsidiary of the Company that is not already a party to the Subsidiary Guaranty qualifies as a Domestic Subsidiary (but excluding any Excluded Subsidiary), the Company will cause such Domestic Subsidiary to deliver to the Administrative Agent, a Guaranty Supplement (as defined in the Subsidiary Guaranty), duly executed by such Subsidiary, pursuant to which such Domestic Subsidiary joins in the Subsidiary Guaranty as a guarantor thereunder. Notwithstanding anything to the contrary in any Loan Document, no Excluded Subsidiary will be required to be a Subsidiary Guarantor, but the Borrower may, in its sole and absolute discretion, cause any Excluded Subsidiary to become a “Subsidiary Guarantor” and a “Loan Party” by causing such Excluded Subsidiary to comply with the requirements set forth in this Section 5.09 as if it were subject thereto.

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other Obligations payable hereunder have been paid in full and all Letters of Credit have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:

Section 6.01 Changes in Business. No Borrower nor any of its Subsidiaries will engage to any material extent in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by such Borrower and its Subsidiaries, would be substantially changed from the general nature of the business engaged in by such Borrower and its Subsidiaries on the Closing Date or any business reasonably related, complementary, ancillary or incidental thereto or a reasonable extension, development or expansion thereof.

Section 6.02 Consolidation, Merger, Asset Sales, etc. No Borrower will, nor will permit any Subsidiary to, (i) wind up, liquidate or dissolve its affairs, (ii) enter into any Asset Sale or (iii) merge or consolidate with or into any other Person, except that each of the following shall be permitted:

(a) (i) the merger, consolidation or amalgamation of (x) any Subsidiary of the Company with or into the Company; provided that the Company is the surviving or continuing or resulting corporation; (y) any Subsidiary of the Company with or into any Borrower or any Subsidiary Guarantor; provided that the surviving or continuing or resulting corporation is a Borrower or a Subsidiary Guarantor; or (z) any Subsidiary (other than any Loan Party) of the Company with or into any other Subsidiary (other than any Loan Party) of the Company or (ii) the sale, lease, transfer or disposition of any property or assets of the Company or any of its Subsidiaries to the Company or any direct or indirect wholly-owned Subsidiary of the Company;

(b) dispositions of cash and cash equivalent investments;

(c) the voluntary dissolution or liquidation of any Subsidiary (i) that is not a Material Subsidiary or (ii) if the Company determines in good faith that such dissolution or liquidation is in the best interest of the Company and is not materially disadvantageous to the Lenders;

(d) (i) any sales, transfers or other dispositions of inventory, or obsolete, worn-out or excess furniture, fixtures, equipment or other property, real or personal, tangible or intangible, or property or assets that are no longer used or useful in the business of the Company or its Subsidiaries, in each case in the ordinary course of business; (ii) any Event of Loss; (iii) dispositions of any assets acquired in connection with any Acquisition; provided that such disposition is consummated within three years of such Acquisition; and (iv) dispositions required by any Governmental Authority in connection with such Governmental Authority’s approval of any Acquisition or otherwise necessary or advisable to comply with any applicable law or regulation or any order of any Governmental Authority;

(e) any other Asset Sale; provided that (i) at the time of such Asset Sale, no Event of Default shall exist or would result from such Asset Sale and (ii) immediately after giving effect to such Asset Sale, the Company would be in compliance on a Pro Forma Basis with the Financial Covenants; and

(f) the Company or any Subsidiary may make any Acquisition; provided that, in the case of any Acquisition made by the Company, the Company shall be the surviving or continuing or resulting corporation of such Acquisition.

Section 6.03 Liens. No Borrower will, nor will permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind of such Borrower or any such Subsidiary whether now owned or hereafter acquired, except that the foregoing shall not apply to:

(a) any Standard Permitted Lien;

(b) Liens in existence on the Closing Date and, to the extent in respect of obligations in excess of $25,000,000, set forth on Schedule 6.03 hereto and extensions or renewals of such Liens, so long as such Liens being extended or renewed do not extend to any other property or assets other than proceeds and replacements and the aggregate principal amount of Indebtedness secured by such Liens is not increased (except as contemplated by Section 6.04(b));

(c) Liens (i) that are placed upon fixed or capital assets, acquired, constructed or improved by such Borrower or any Subsidiary; provided that (A) such Liens only secure Indebtedness permitted by Section 6.04(f)(A)(ii) and (B) such Liens shall not apply to any other property or assets of such Borrower or any Subsidiary; or (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens; provided that the principal amount of such Indebtedness is not increased (except as contemplated by Section 6.04(f)) and such Indebtedness is not secured by any additional assets other than proceeds and replacements;

(d) Liens (i) securing Indebtedness permitted pursuant to Sections 6.04(f)(A)(i) or (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens; provided that the principal amount of such Indebtedness is not increased (except as contemplated by Section 6.04(f)) and such Indebtedness is not secured by any additional assets other than proceeds and replacements;

(e) vendor Liens granted in the ordinary course of business in connection with the customary terms for purchase of materials, supplies and equipment;

(f) (i) any Lien granted pursuant to the Loan Documents securing any of the Obligations or any obligations under any Hedge Agreement permitted pursuant to Section 6.04(h) and (ii) Liens arising in connection with any margin posted related to Hedge Agreements permitted pursuant to Section 6.04(e);

(g) Liens existing on property at the time of the acquisition thereof by the Company or any Subsidiary; provided that such Lien was not created in contemplation of such acquisition;

(h) Liens with respect to any accounts and related rights and assets subject to purchase pursuant to any Permitted Securitization Transaction;

(i) Liens securing Indebtedness of a Loan Party under any capital markets or private placement debt agreement (including any agreements with respect to convertible debt securities) or bilateral or syndicated loan agreement; provided that Liens have been or will be substantially simultaneously granted to secure the Obligations on an equal and ratable basis pursuant to appropriate security documents, and subject to an intercreditor agreement, in each case, reasonably acceptable to the Administrative Agent and the Company;

(j) Liens securing Indebtedness of any Subsidiary owed to the Company or any other Loan Party; and

(k) in addition to any Lien permitted pursuant to any of the foregoing subparts, Liens securing other obligations of the Company or any of its Subsidiaries, so long as at the time of and after giving effect to the incurrence of such obligations, the aggregate principal amount of (x) all such obligations secured by Liens permitted pursuant to this clause (k), (y) all Indebtedness of Subsidiaries that are not a Borrower or Subsidiary Guarantor incurred pursuant to Section 6.04(g) and (z) all Indebtedness permitted pursuant to Section 6.04(m), when taken together (without duplication in the case of Indebtedness secured by Liens permitted pursuant to this clause (k)), does not at any time exceed an amount equal to the greater of $1,750,000,000 and 15% of Consolidated Total Assets.

Section 6.04 Indebtedness of Non-Loan Party Subsidiaries. No Borrower will permit any of its Subsidiaries that is not a Borrower or a Subsidiary Guarantor to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness incurred under this Agreement and the other Loan Documents;

(b) (A) Indebtedness outstanding on the Closing Date and, to the extent in respect of obligations in excess of $25,000,000, set forth on Schedule 6.04 hereto and (B) any refinancing, extension, renewal or refunding of any such Indebtedness not involving an increase in the principal amount thereof except (i) by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and/or (ii) to the extent that any such increase is permitted to be incurred under any other clause of this Section 6.04;

(c) (A) Indebtedness assumed in connection with any Acquisition; provided that (i) such Indebtedness was not incurred in contemplation of such Acquisition, (ii) no Default or Event of Default shall then exist or at the time such Indebtedness is assumed will exist and (iii) the Company shall be in compliance with the Financial Covenants both immediately before and after giving effect to the assumption of such Indebtedness on a Pro Forma Basis and (B) any refinancing, extension, renewal or refunding of any such Indebtedness not involving an increase in the principal amount thereof except (i) by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and/or (ii) to the extent that any such increase is permitted to be incurred under any other clause of this Section 6.04;

(d) Indebtedness owed to the Company or any of its Subsidiaries;

(e) Indebtedness of such Subsidiaries under or in support of Hedge Agreements; provided that such Hedge Agreements have not been entered into for speculative purposes;

(f) (A) Indebtedness (i) consisting of Capital Lease Obligations or (ii) incurred in connection with the acquisition, construction or improvement of fixed or capital assets secured by Liens permitted pursuant to Section 6.03(c) hereof and (B) any refinancing, extension, renewal or refunding of any such Indebtedness not involving an increase in the principal amount thereof except (i) by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and/or (ii) to the extent that any such increase is permitted to be incurred under any other clause of this Section 6.04;

(g) Indebtedness of any special purpose entity created or acquired in connection with, or which issues Indebtedness in connection with, a Permitted Securitization Transaction; provided that the aggregate amount of all such Indebtedness outstanding at any time pursuant to this clause (g) shall not exceed the greater of (i) $400,000,000 and (ii) 3% of Consolidated Total Assets;

(h) any Guaranty Obligations of any Subsidiary of the Company in favor of the Administrative Agent, the Issuing Bank and the Lenders and any other Credit Party in respect of any Designated Hedge Agreement;

(i) Indebtedness incurred or arising from or as a result of agreements providing for indemnification, deferred payment obligations, purchase price adjustments, earn-out payments or similar obligations;

(j) any Guaranty Obligations of any Subsidiary of the Company with respect to Indebtedness incurred pursuant to Section 6.04(m);

(k) Indebtedness in connection with overdue accounts payable, which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP;

(l) Indebtedness in respect of netting services, automatic clearing house arrangements, employees’ credit or purchase cards, overdraft protections and similar arrangements in each case incurred in the ordinary course of business; and

(m) additional Indebtedness of any Subsidiary that is not a Loan Party, so long as at the time of and after giving effect to the incurrence of such Indebtedness, the aggregate principal amount of (i) all such Indebtedness permitted pursuant to this clause (m), (ii) all Indebtedness of Subsidiaries that are not a Borrower or Subsidiary Guarantor incurred pursuant to Section 6.04(g) and (iii) all obligations secured by Liens permitted pursuant to Section 6.03(k), when taken together (without duplication in the case of Liens securing Indebtedness permitted pursuant to this clause (m)), does not at any time exceed an amount equal to the greater of $1,750,000,000 and 15% of Consolidated Total Assets.

Section 6.05 [Reserved].

Section 6.06 Financial Covenants.

(a) Total Leverage Ratio. The Company will not permit the Total Leverage Ratio as of the last day of any Testing Period of the Company, beginning with the fiscal quarter ending July 31, 2024, to exceed the Maximum Total Leverage Ratio.

(b) Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio as of the last day of any Testing Period of the Company, beginning with the fiscal quarter July 31, 2024, to be less than 3.00 to 1.00.

Section 6.07 [Reserved].

Section 6.08 Transactions with Affiliates. No Borrower will, nor will it permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate (other than transactions between or among the Company and/or any of the Company’s Subsidiaries and not involving any other Affiliate) other than upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person other than an Affiliate, except (i) sales of goods to an Affiliate for use or distribution outside the United States that in the good faith judgment of such Borrower comply with any applicable legal requirements of the Code, or (ii) agreements and transactions with and payments to officers, directors and shareholders that are either (A) entered into in the ordinary course of business and not prohibited by any of the provisions of this Agreement, or (B) entered into outside the ordinary course of business, approved by the directors or shareholders of such Borrower, and not prohibited by any of the provisions of this Agreement or in violation of any law, rule or regulation.

Section 6.09 Sanctions Laws and Regulations.

(a) No Borrower shall, directly or knowingly indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund any activities or business of or with any Designated Person, or in any Sanctioned Country that would result in a violation of any Sanctions Laws and Regulations by any party to this Agreement or (ii) in any other manner that would result in a violation of any applicable Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions Laws and Regulations by any party to this Agreement.

(b) None of the funds or assets of any Borrower that are used to pay any amount due pursuant to this Agreement shall constitute funds obtained from transactions with or relating to Designated Persons or Sanctioned Countries in violation of any Sanctions Laws and Regulations.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01 Events of Default.

If any of the following events (“Events of Default”) shall occur:

(a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c) any representation or warranty made or deemed made by or on behalf of any Borrower or any other Loan Party in or in connection with this Agreement and the other Loan Documents or any amendment or modification hereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to the existence of any Borrower) or 5.08 or in Article VI;

(e) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent or the Required Lenders to the Company;

(f) any Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

(g) (i) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after any applicable grace period) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (ii) without limitation of the foregoing, any default in any payment obligation under a Designated Hedge Agreement that continues after the applicable grace period, if any, specified in such Designated Hedge Agreement or any other agreement or instrument relating thereto, to the extent the termination value of such Designated Hedge Agreement is greater than the greater of $400,000,000 and 3% of Consolidated Total Assets (in each case of clauses (i) and (ii), other than any event that occurs under clauses (i) or (ii) of this Section 7.01(g) solely as a result of triggering any conversion rights of holders of convertible indebtedness);

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) any Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Borrower or Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) any Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) any Borrower or any Material Subsidiary shall fail within sixty consecutive (60) days to pay, bond or otherwise discharge any final judgments or orders for the payment of money (not covered by insurance as to which the insurer has been notified of such judgment or order and does not dispute payment) in an amount which, when added to all other such judgments or orders outstanding against any Borrower or any Material Subsidiary, would exceed, in the aggregate, the greater of $400,000,000 and 3% of Consolidated Total Assets, which have not been vacated, discharged, stayed on appeal or otherwise appropriately contested in good faith;

(l) any Borrower or any other Loan Party shall disavow, revoke or terminate (or attempt to terminate), in each case in writing, any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of this Agreement, the Subsidiary Guaranty or any other Loan Document; or this Agreement, the Subsidiary Guaranty or any other Loan Document shall cease to be in full force and effect (except as a result of the express terms thereof);

(m) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

(n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to a Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to a Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

Section 7.02 Distribution of Payments after Default. In the event that following the occurrence or during the continuance of any Event of Default, the Administrative Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any the Loan Documents, such monies shall be distributed for application as follows:

(a) First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of, all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;

(b) Second, to pay any fees or expense reimbursements then due to the Lenders from the Loan Parties;

(c) Third, to pay interest then due and payable on the Loans and unreimbursed LC Disbursements ratably;

(d) Fourth, (i) to prepay principal on the Loans and unreimbursed LC Disbursements ratably and (ii) to pay the amounts due to Designated Hedge Creditors under Designated Hedge Agreements subject to confirmation by the Administrative Agent that any calculations of termination or other payment obligations are being made in accordance with normal industry practice;

(e) Fifth, to pay an amount to the Administrative Agent equal to one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unreimbursed LC Disbursements, to be held as cash collateral for such Obligations;

(f) Sixth, to payment of any amounts owing with respect to indemnification provisions of the Loan Documents; and

(g) Seventh, to the payment of any other Obligation due to the Administrative Agent or any Lender.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

Section 8.01 The Administrative Agent.

(a) Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

(b) The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

(c) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (ii) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (iii) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement, (B) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (D) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (E) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(d) The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(e) The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

(f) Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Company. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Company, so long as no Event of Default exists, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

(g) Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrowers and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a lender or assign or otherwise transfer its rights, interests and obligations hereunder.

Section 8.02 Erroneous Payments.

(a) Each Lender hereby agrees that (i) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Lender (whether or not known to such Lender (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise), individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (ii) such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender hereby further agrees that if it receives an Erroneous Payment from the Administrative Agent (or any of its Affiliates) (i) that is in an amount different than (other than a de minimis difference), or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Erroneous Payment (an “Erroneous Payment Notice”), or (ii) that was not preceded or accompanied by an Erroneous Payment Notice, it shall be on notice that, in each such case, an error has been made with respect to such Erroneous Payment. Each Lender further agrees that, in each such case, or if it otherwise becomes aware an Erroneous Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) that was received by such Lender to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c) The Borrower and each other Loan Party hereby agree that (i) in the event an Erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (ii) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section 8.02 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, the immediately preceding clauses (i) and (ii) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.

(d) Each party’s obligations under this Section 8.02 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(e) Notwithstanding anything to the contrary contained herein or in any other loan document, no Loan Party nor any of their respective Affiliates shall have any obligations or liabilities directly or indirectly arising out of this Section 8.02 in respect of any Erroneous Payment.

Section 8.03 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using Plan Assets with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more Department of Labor Prohibited Transactions Exemptions (“PTE“s), such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager “ (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the

Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE IX

GUARANTY

Section 9.01 Guaranty by the Company. The Company hereby unconditionally guarantees, for the benefit of the Credit Parties, all of the following (collectively, the “Company Guaranteed Obligations”): (a) all Loans and all other Obligations owing at any time by any Borrower (other than the Company), (b) all reimbursement obligations with respect to Letters of Credit issued for the benefit of any Loan Party or any Subsidiary (other than the Company) under this Agreement, and (c) all amounts, indemnities and reimbursement obligations, direct or indirect, contingent or absolute, of every type or description, and at any time existing owing by any Borrower (other than the Company) or any Subsidiary of the Company under any Designated Hedge Agreement or any other document or agreement executed and delivered in connection therewith to any Designated Hedge Creditor, in each case, other than any Excluded Swap Obligations, and in all cases under subparts (a), (b) or (c) above, whether now existing, or hereafter incurred or arising, including any such interest or other amounts incurred or arising during the pendency of any bankruptcy, insolvency, reorganization, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under Section 362(a) of the Bankruptcy Code. Upon failure by any Loan Party to pay punctually any of the Company Guaranteed Obligations, the Company shall forthwith on demand by the Administrative Agent pay the amount not so paid at the place and in the currency and otherwise in the manner specified in this Agreement or any other applicable agreement or instrument.

Section 9.02 Guaranty Unconditional. The obligations of the Company under this Article IX shall be irrevocable, unconditional and absolute and, without limiting the generality of the foregoing shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any of the following:

(a) any extension, renewal, settlement, compromise, waiver or release in respect to the Company Guaranteed Obligations under any agreement or instrument, by operation of law or otherwise;

(b) any modification or amendment of or supplement to this Agreement, any Note, any other Loan Document, or any agreement or instrument evidencing or relating to the Company Guaranteed Obligations;

(c) any release, non-perfection or invalidity of any direct or indirect security for the Company Guaranteed Obligations under any agreement or instrument evidencing or relating to any of the Company Guaranteed Obligations;

(d) any change in the corporate existence, structure or ownership of any Loan Party or other Subsidiary or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Loan Party or other Subsidiary or its assets or any resulting release or discharge of any obligation of any Loan Party or other Subsidiary contained in any agreement or instrument evidencing or relating to any of the Company Guaranteed Obligations;

(e) the existence of any claim, set-off or other rights which the Company may have at any time against any other Loan Party, the Administrative Agent, any Lender, any Affiliate of any Lender or any other Person, whether in connection herewith or any unrelated transactions;

(f) any invalidity or unenforceability relating to or against any other Loan Party for any reason of any agreement or instrument evidencing or relating to any of the Company Guaranteed Obligations, or any provision of applicable law or regulation purporting to prohibit the payment by any Loan Party of any of the Company Guaranteed Obligations, or any decree or order prohibiting any Loan Party from paying, or releasing or discharging the obligation of any Loan Party to pay, any of the Company Guaranteed Obligations; or

(g) any other act or omission of any kind by any other Loan Party, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this Article, constitute a legal or equitable discharge of any Borrowers’ obligations under this Section, all of which the Company hereby unconditionally waives to the fullest extent permitted by law, other than the payment in full of all Company Guaranteed Obligations (other than amounts in respect of indemnification, expense reimbursement, tax gross-up or contingent obligations in each case that are owing and with respect to which no claim has been made).

Section 9.03 Waivers. The Company unconditionally waives, to the extent permitted under any applicable law now or hereafter in effect, insofar as its obligations under this Article IX are concerned, (a) notice of any of the matters referred to in Section 9.02, (b) all notices required by statute, rule of law or otherwise to preserve any rights against the Company hereunder, including, without limitation, any demand, presentment, proof or notice of dishonor or non-payment of any of the Company Guaranteed Obligations, notice of acceptance of the provisions of this Article IX, notice of the incurrence of any of the Company Guaranteed Obligations, notice of any failure on the part of any Loan Party, any of their Subsidiaries or Affiliates, or any other Person, to perform or comply with any term or provision of this Agreement, any other Loan Document or any other agreement or instrument to which the such Loan Party or any other Person is a party, or notice of the commencement of any proceeding against any other Person or its any of its property or assets, (c) any right to the enforcement, assertion or exercise against any Loan Party or against any other Person or any collateral of any right, power or remedy under or in respect of this Agreement, any other Loan Document or any other agreement or instrument, and (d) any requirement that any such Loan Party be joined as a party to any proceedings against the Company or any other Person for the enforcement of any term or provision of this Agreement, the other Loan Documents, the provisions of this Article IX or any other agreement or instrument.

Section 9.04 Company Obligations to Remain in Effect; Restoration. The Company’s obligations under this Article shall remain in full force and effect until the Commitments shall have terminated, and the principal of and interest on the Notes and other Company Guaranteed Obligations, and all other amounts payable by the Borrowers, any other Loan Party or other Subsidiary, under the Loan Documents or any other agreement or instrument evidencing or relating to any of the Company Guaranteed Obligations (other than amounts in respect of indemnification, expense reimbursement, tax gross-up or contingent obligations, in each case that are owing and with respect to which no claim has been made), shall have been paid in full. If at any time any payment of any of the Company Guaranteed Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Loan Party, the Company’s obligations under this Article IX with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

Section 9.05 Waiver of Acceptance, etc. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any other Loan Party or any other Person, or against any collateral or guaranty of any other Person.

Section 9.06 Subrogation. Until the payment in full of all of the Obligations (other than amounts in respect of indemnification, expense reimbursement, tax gross-up or contingent obligations, in each case that are owing and with respect to which no claim has been made) and the termination of the Commitments hereunder, the Company shall have no rights, by operation of law or otherwise, upon making any payment under this section to be subrogated to the rights of the payee against any other Loan Party with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by any such Loan Party in respect thereof.

Section 9.07 Effect of Stay. In the event that acceleration of the time for payment of any amount payable by any Loan Party under any of the Company Guaranteed Obligations is stayed upon insolvency, bankruptcy or reorganization of such Loan Party, all such amounts otherwise subject to acceleration under the terms of any applicable agreement or instrument evidencing or relating to any of the Company Guaranteed Obligations shall nonetheless be payable by the Company under this Article IX forthwith on demand by the Administrative Agent.

Section 9.08 Keepwell. The Company, to the extent it is a Qualified ECP Guarantor, hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by any other Loan Party to honor all of its obligations under this Article IX in respect of Designated Hedge Agreements (provided, however, that the Company shall only be liable under this Section 9.08 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.08, or otherwise under this Article IX, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of the Company under this Section 9.08 shall remain in full force and effect until payment in full of all of the Obligations and the termination of the Commitments hereunder. The Company intends that this Section 9.08 constitute, and this Section 9.08 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE X

MISCELLANEOUS

Section 10.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to a Borrower, to it (in the case of any Borrower other than the Company, c/o the Company) at 6101 Bollinger Canyon Road, Suite 500, San Ramon, California 94583, Attention: Brian Andrews, Executive Vice President, Chief Financial Officer & Treasurer (Telecopier No. 866.595.6847);

(ii) if to any other Loan Party, to it, c/o the Company, 6101 Bollinger Canyon Road, Suite 500, San Ramon, California 94583, Attention: Brian Andrews, Executive Vice President, Chief Financial Officer & Treasurer (Telecopier No. 866.595.6847);

(iii) if to the Administrative Agent, to PNC Bank, National Association at 201 Mission Street, 25th Floor, San Francisco, CA 94105, Attention: Matthew Meister, Phone: (415) 569-7113, Email: matthew.meister@pnc.com; with a copy to PNC Bank, National Association, 500 First Avenue, Mail Stop: P7-PFSC-04-I, Pittsburgh, PA 15219, Attention: Agency Services, Phone: (216) 222-5440, Email: brian.hays@pnc.com;

(iv) if to the Issuing Bank, to PNC Bank, National Association at 201 Mission Street, 25th Floor, San Francisco, CA 94105, Attention: Matthew Meister, Phone: (415) 569-7113, Email: matthew.meister@pnc.com; with a copy to PNC Bank, National Association, 500 First Avenue, Mail Stop: P7-PFSC-04-I, Pittsburgh, PA 15219, Attention: Agency Services, Phone: (216) 222-5440, Email: brian.hays@pnc.com;

(v) if to the Swingline Lender, to PNC Bank, National Association at 201 Mission Street, 25th Floor, San Francisco, CA 94105, Attention: Matthew Meister, Phone: (415) 569-7113, Email: matthew.meister@pnc.com; with a copy to PNC Bank, National Association, 500 First Avenue, Mail Stop: P7-PFSC-04-I, Pittsburgh, PA 15219, Attention: Agency Services, Phone: (216) 222-5440, Email: brian.hays@pnc.com;

(vi) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrowers may, in their respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(d) Electronic Systems.

(i) Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii) Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower or the other Loan Parties, any Lender, the Issuing Bank or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.

Section 10.02 Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(a) Subject to Section 2.20(b), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or by the Company and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(a) or (c) or Section 7.02 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) [reserved], (vii) release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty (except for (x) any release of a Subsidiary Guarantor that becomes an Excluded Subsidiary or (y) any release permitted by the terms of Section 22 of the Subsidiary Guaranty, which release, in each case, shall be permitted without the need for any consent or approval of any Lender), in each case, without the written consent of each Lender, or (viii) (A) amend the provisions of Sections 2.06(c) or 2.06(j) requiring the Revolving Borrowers to provide cash collateral for Letters of Credit outstanding after the Revolving Maturity Date or (B) release such cash collateral, in each case, without the consent of each Revolving Lender; provided further that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, and (y) no such agreement shall amend or modify Section 2.20 without the prior written consent of the Administrative Agent, the Swingline Lender and the Issuing Bank.

Section 10.03 Expenses; Indemnity; Damage Waiver. (a) The Company shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and the Joint Lead Arrangers and their Affiliates, including the reasonable fees, charges and disbursements of one outside counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, the Issuing Bank and the Lenders (which shall be limited to one outside counsel and, if necessary, one local counsel in each appropriate jurisdiction and, solely in the case of a conflict of interest, one special conflicts counsel to all affected Indemnitees, taken as a whole), in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(a) Each Borrower (severally and not jointly in the case of each Borrower other than the Company) shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee (or any of its Related Parties) or from the material breach by such Indemnitee (or any of its Related Parties) of its obligations under the Loan Documents or (y) result from a dispute solely among Indemnitees (other than any claims against an Indemnitee in its capacity or in fulfilling its role as the Administrative Agent, Joint Lead Arranger or similar role under the Loan Documents) and not arising out of any act or omission by either Borrower or any of its Affiliates. This Section 10.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(b) To the extent that any Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender’s Pro-Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such. To the extent that any Borrower fails to pay any amount required to be paid by it to the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Revolving Lender severally agrees to pay to the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Revolving Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Issuing Bank or the Swingline Lender in its capacity as such.

(c) To the extent permitted by applicable law, no party hereto shall assert, and each such party hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing in this clause (d) shall relieve the Borrowers of any obligation they may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(d) All amounts due under this Section shall be payable promptly after written demand therefor.

Section 10.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(a) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Revolving Borrowers; provided that, the Revolving Borrowers shall be deemed to have consented to an assignment unless the Company shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; provided further that no consent of any Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing at the time of such assignment, any other assignee, but the Administrative Agent shall nonetheless send notice of such assignment to the Company;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of any Revolving Commitment to an assignee that is a Lender with a Revolving Commitment immediately prior to giving effect to such assignment;

(C) the Issuing Bank; and

(D) the Swingline Lender.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, unless each of the Borrowers and the Administrative Agent otherwise consent; provided that no such consent of the applicable Borrowers shall be required if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing at the time of such assignment;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all of the assigning Lender’s rights and obligations in respect of only one Class;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts at such assignee to whom all syndicate-level information (which may contain material non-public information about the Borrowers, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such

Assignment and Assumption and record the information contained therein in the Register; provided that, if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), Section 2.06(d), Section 2.06(e), Section 2.07(b), Section 2.18(d) or Section 10.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(b) Any Lender may, without the consent of the Borrowers, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more Persons (other than a Defaulting Lender, the Company or any of its Affiliates, a Competitor or a natural Person) (a “Participant”), in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(c) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.05 Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 10.06 Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(a) Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrowers against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 10.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(a) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.

(b) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d) Each Revolving Borrower that is a Foreign Subsidiary (a “Foreign Borrower”) agrees that service of process in any action or proceeding brought in the State of New York may be made upon the Company, and each such Foreign Borrower confirms and agrees that the Company has been duly and irrevocably appointed as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service. Nothing herein shall in any way be deemed to limit the ability of the Administrative Agent to serve any such process in any other manner permitted by applicable law or to obtain jurisdiction over any Foreign Borrower in such other jurisdictions, and in such manner, as may be permitted by applicable law.

Section 10.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY

HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 10.12 Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and its obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than a Borrower. For the purposes of this Section, “Information” means all information received from a Borrower relating to the Borrowers or their business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by a Borrower; provided that, in the case of information received from a Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 10.13 Material Non-Public Information.

(a) EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN SECTION 10.12) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWERS AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(b) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY A BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC

INFORMATION ABOUT THE BORROWERS, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

Section 10.14 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 10.15 Judgment Currency. If the Administrative Agent, on behalf of the Lenders, obtains a judgment or judgments against a Borrower in a Designated Foreign Currency, any Dollar denominated obligations of such Borrower in respect of any sum adjudged to be due to the Administrative Agent or the Lenders hereunder or under the Notes (the “Judgment Amount”) shall be discharged only to the extent that, on the Business Day following receipt by the Administrative Agent of the Judgment Amount in the Designated Foreign Currency, the Administrative Agent, in accordance with normal banking procedures, may purchase Dollars with the Judgment Amount in such Designated Foreign Currency. If the amount of Dollars so purchased is less than the amount of Dollars that could have been purchased with the Judgment Amount on the date or dates the Judgment Amount (excluding the portion of the Judgment Amount which has accrued as a result of the failure of such Borrower to pay the sum originally due hereunder or under the Notes when it was originally due hereunder or under the Notes) was originally due and owing (the “Original Due Date”) to the Administrative Agent or the Lenders hereunder or under the Notes (the “Loss”), each applicable Borrower agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against the Loss, and if the amount of Dollars so purchased exceeds the amount of Dollars that could have been purchased with the Judgment Amount on the Original Due Date, the Administrative Agent or such Lender agrees to remit such excess to the Borrowers.

Section 10.16 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies each Borrower that (a) pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender to identify such Borrower in accordance with the USA PATRIOT Act and (b) pursuant to the Beneficial Ownership Regulation, it is required to obtain a Beneficial Ownership Certification.

Section 10.17 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Joint Lead Arrangers, and the Lenders are arm’s-length commercial transactions between the Borrowers and their Affiliates, on the one hand, and the

Administrative Agent, the Joint Lead Arrangers, and the Lenders, on the other hand, (B) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Joint Lead Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, any Joint Lead Arranger nor any Lender has any obligation to such Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Joint Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower and its Affiliates, and neither the Administrative Agent, any Joint Lead Arranger, nor any Lender has any obligation to disclose any of such interests to such Borrower or its Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against the Administrative Agent, any Joint Lead Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.18 Several Liability of Certain Borrowers. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Obligations of (x) Cooper UK hereunder and (y) each Additional Revolving Borrower hereunder, in each case, shall be several (and not joint) and Cooper UK and each Additional Revolving Borrower shall only be liable for any Loans and any other Obligations incurred directly by it and shall not be liable for any of the Obligations of the Company or any other Loan Party hereunder. The foregoing shall not in any way limit the guaranty obligations of the Company pursuant to Article IX hereof or the guaranty obligations of any Subsidiary Guarantor under the Subsidiary Guaranty.

Section 10.19 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and agrees to be bound by:

(a) any Bail-In Action in relation to any such liability, including (without limitation):

(i) a reduction in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership that may be issued to or conferred on it; or

(iii) a cancellation of any such liability; and

(b) a variation of any term of any Loan Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

The provisions of this Section 10.19 are intended to comply with, and shall be interpreted in light of, Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union.

Section 10.20 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 10.20, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 10.21 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any Loan Document or other document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Borrowing Requests, guaranties, waivers and consents) shall be deemed to include Electronic Signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE COOPER COMPANIES, INC., as a Borrower

By:
Name:
Title:

COOPERVISION INTERNATIONAL LIMITED, as a Borrower

By:
Name:
Title:

Signature Page to Revolving Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By:
Name:
Title:

Signature Page to Revolving Credit Agreement

CITIZENS BANK, N.A., as a Lender

By:
Name:
Title:

Signature Page to Revolving Credit Agreement

DNB CAPITAL LLC, as a Lender

By:
Name:
Title:

Signature Page to Revolving Credit Agreement

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

Signature Page to Revolving Credit Agreement

MIZUHO BANK, LTD., as a Lender

By:
Name:
Title:

Signature Page to Revolving Credit Agreement

~~TD~~THE TORONTO-DOMINION BANK, ~~N.A.~~NEW YORK BRANCH, as a Lender

By:
Name:
Title:

Signature Page to Revolving Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

Signature Page to Revolving Credit Agreement

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as a Lender

By:
Name:
Title:

Signature Page to Revolving Credit Agreement

CITIBANK, N.A., as a Lender

By:
Name:
Title:

Signature Page to Revolving Credit Agreement

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By:
Name:
Title:

Signature Page to Revolving Credit Agreement

THE BANK OF NOVA SCOTIA, as a Lender

By:
Name:
Title:

Signature Page to Revolving Credit Agreement